                                                                  EXECUTION COPY

                                                                    EXHIBIT 10.1

                            364-DAY CREDIT AGREEMENT

                            DATED AS OF APRIL 6, 2006

                                      AMONG

                         NORTHERN BORDER PARTNERS, L.P.,
                                   as Borrower

                   THE LENDERS FROM TIME TO TIME PARTY HERETO,

                                 SUNTRUST BANK,
                             as Administrative Agent

                                       and

                          CITICORP NORTH AMERICA, INC.,
                              as Syndication Agent

                                       and

              BANK OF MONTREAL (DOING BUSINESS AS HARRIS NESBITT),

                              UBS LOAN FINANCE LLC,

                                       and

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                           as Co-Documentation Agents

      ====================================================================

                         SUNTRUST CAPITAL MARKETS, INC.
                                       and
                         CITIGROUP GLOBAL MARKETS INC.,
                     as Co-Lead Arrangers and Book Managers

                                TABLE OF CONTENTS

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                                                                                                                       Page
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
ARTICLE I           DEFINITIONS; CONSTRUCTION..................................................................          1
            Section 1.1. Definitions...........................................................................          1
            Section 1.2. Classifications of Loans and Borrowings...............................................         22
            Section 1.3. Accounting Terms and Determination....................................................         22
            Section 1.4. Terms Generally.......................................................................         22

ARTICLE II          AMOUNT AND TERMS OF THE COMMITMENTS........................................................         22
            Section 2.1. General Description of Loan Facility..................................................         22
            Section 2.2. Procedure for Borrowings and Interest Elections.......................................         23
            Section 2.3. Interest Elections....................................................................         23
            Section 2.4. Funding of Borrowings.................................................................         24
            Section 2.5. Termination of Commitments............................................................         25
            Section 2.6. Repayment of Loans....................................................................         25
            Section 2.7. Evidence of Indebtedness..............................................................         25
            Section 2.8. Optional Prepayments..................................................................         25
            Section 2.9. Mandatory Prepayments.................................................................         26
            Section 2.10. Interest on Loans....................................................................         26
            Section 2.11. Fees.................................................................................         27
            Section 2.12. Computation of Interest and Fees.....................................................         27
            Section 2.13. Inability to Determine Interest Rates................................................         27
            Section 2.14. Illegality...........................................................................         28
            Section 2.15. Increased Costs......................................................................         28
            Section 2.16. Funding Indemnity....................................................................         29
            Section 2.17. Taxes................................................................................         30
            Section 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs..........................         31
            Section 2.19. Mitigation of Obligations............................................................         33

ARTICLE III         CONDITIONS PRECEDENT TO LOANS..............................................................         33
            Section 3.1. Conditions To Effectiveness and Initial Borrowing.....................................         33
            Section 3.2. Each Borrowing........................................................................         36
            Section 3.3. Delivery of Documents.................................................................         36

ARTICLE IV          REPRESENTATIONS AND WARRANTIES.............................................................         37
            Section 4.1. Existence; Power......................................................................         37
            Section 4.2. Organizational Power; Authorization...................................................         37
            Section 4.3. Governmental Approvals; No Conflicts..................................................         37
            Section 4.4. Financial Statements..................................................................         37
            Section 4.5. Litigation and Environmental Matters..................................................         38
            Section 4.6. Compliance with Laws and Agreements...................................................         39
            Section 4.7. Investment Company Act, Etc...........................................................         39
            Section 4.8. Taxes.................................................................................         39
            Section 4.9. Margin Regulations....................................................................         39
            Section 4.10. ERISA................................................................................         39

            Section 4.11. Ownership of Property................................................................         40
            Section 4.12. Disclosure...........................................................................         40
            Section 4.13. Labor Relations......................................................................         40
            Section 4.14. Subsidiaries.........................................................................         41
            Section 4.15. Insolvency...........................................................................         41
            Section 4.16. OFAC.................................................................................         41
            Section 4.17. Patriot Act..........................................................................         41

Section 4.18.  Consummation of the Transactions................................................................         41

ARTICLE V           AFFIRMATIVE COVENANTS......................................................................         42
            Section 5.1. Financial Statements and Other Information............................................         42
            Section 5.2. Notices of Material Events............................................................         43
            Section 5.3. Existence; Conduct of Business........................................................         43
            Section 5.4. Compliance with Laws, Etc.............................................................         44
            Section 5.5. Payment of Obligations................................................................         44
            Section 5.6. Books and Records.....................................................................         44
            Section 5.7. Visitation, Inspection, Etc...........................................................         44
            Section 5.8. Maintenance of Properties; Insurance..................................................         44
            Section 5.9. Use of Proceeds.......................................................................         44
            Section 5.10. Pari Passu Status....................................................................         45
            Section 5.11. Maintenance of Tax Status............................................................         45

ARTICLE VI          FINANCIAL COVENANTS........................................................................         45
            Section 6.1. Leverage Ratio........................................................................         45
            Section 6.2. Interest Coverage Ratio...............................................................         45

ARTICLE VII         NEGATIVE COVENANTS.........................................................................         45
            Section 7.1. Indebtedness; Preferred Interests.....................................................         45
            Section 7.2. Negative Pledge.......................................................................         46
            Section 7.3. Fundamental Changes...................................................................         48
            Section 7.4. Investments, Loans, Etc...............................................................         49
            Section 7.5. Restricted Payments...................................................................         50
            Section 7.7. Transactions with Affiliates..........................................................         50
            Section 7.8. Restrictive Agreements................................................................         50
            Section 7.9. Government Regulations................................................................         51
            Section 7.10. Hedging Transactions.................................................................         51
            Section 7.11. Accounting Changes...................................................................         51
            Section 7.12. Restrictions on Agreements Governing Indebtedness....................................         51

            Section 7.13. Certain Amendments to Cash Distribution Policies and Partnership Agreements..........         51

ARTICLE VIII        EVENTS OF DEFAULT..........................................................................         52
            Section 8.1. Events of Default.....................................................................         52

ARTICLE IX          THE ADMINISTRATIVE AGENT...................................................................         55
            Section 9.1. Appointment of Administrative Agent...................................................         55

            Section 9.2. Nature of Duties of Administrative Agent..............................................         55
            Section 9.3. Lack of Reliance on the Administrative Agent..........................................         56
            Section 9.4. Certain Rights of the Administrative Agent............................................         56
            Section 9.5. Reliance by Administrative Agent......................................................         56
            Section 9.6. The Administrative Agent in its Individual Capacity...................................         56
            Section 9.7. Successor Administrative Agent........................................................         57
            Section 9.8. Authorization to Execute other Loan Documents.........................................         57
            Section 9.9. Syndication Agent and Co-Documentation Agents.........................................         57

ARTICLE X           MISCELLANEOUS..............................................................................         58
            Section 10.1. Notices..............................................................................         58
            Section 10.2. Waiver; Amendments...................................................................         59
            Section 10.3. Expenses; Indemnification............................................................         60
            Section 10.4. Successors and Assigns...............................................................         62
            Section 10.5. Governing Law; Jurisdiction; Consent to Service of Process...........................         65
            Section 10.6. WAIVER OF JURY TRIAL.................................................................         66
            Section 10.7. Right of Setoff......................................................................         66
            Section 10.8. Counterparts; Integration............................................................         66
            Section 10.9. Survival.............................................................................         66
            Section 10.10. Severability........................................................................         67
            Section 10.11. Confidentiality.....................................................................         67
            Section 10.12. Interest Rate Limitation............................................................         67
            Section 10.13. Waiver of Effect of Seal............................................................         68
            Section 10.14. Patriot Act.........................................................................         68
            Section 10.15. No General Partner Liability........................................................         68

Schedules

Schedule I        -     Applicable Margin and Applicable Percentage
Schedule II             Commitment Amounts
Schedule 4.5(b)   -     Environmental Matters
Schedule 4.14     -     Subsidiaries
Schedule 7.2      -     Existing Liens
Schedule 7.4      -     Existing Investments
Schedule 7.7      -     Transactions with Affiliates

Exhibits

Exhibit A            -       Form of Note
Exhibit B            -       Form of Assignment and Acceptance
Exhibit C            -       Form of Intermediate Partnership Guaranty Agreement

Exhibit 2.2          -       Form of Notice of Borrowing
Exhibit 2.3          -       Form of Continuation/Conversion
Exhibit 3.1(b)(iv)   -       Form of Secretary's Certificate
Exhibit 3.1(b)(vii)  -       Form of Officer's Certificate
Exhibit 5.1(c)       -       Form of Compliance Certificate

                            364-DAY CREDIT AGREEMENT

            THIS 364-DAY CREDIT AGREEMENT (this "Agreement") is made and entered into as of April 6, 2006, by and among NORTHERN BORDER PARTNERS, L.P., a Delaware limited partnership (the "Borrower"), the several banks and other financial institutions and lenders from time to time party hereto (the "Lenders"), SUNTRUST BANK, in its capacity as administrative agent for the Lenders (the "Administrative Agent"), CITICORP NORTH AMERICA, INC., as syndication agent (the "Syndication Agent") and BANK OF MONTREAL (doing business as HARRIS NESBITT), UBS LOAN FINANCE LLC, and WACHOVIA BANK, NATIONAL ASSOCIATION, as co-documentation agents (the "Co-Documentation Agents").

                                   WITNESSETH:

            WHEREAS, the Borrower has requested that the Lenders make available to the Borrower a 364-day term credit facility in the original principal amount of $1,100,000,000 to finance a portion of the Borrower's acquisition of certain businesses from ONEOK, Inc.

            WHEREAS, subject to the terms, conditions and requirements of this Agreement, the Lenders are willing to make such credit facility available to the Borrower.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower, the Lenders, and the Administrative Agent agree as follows:

                                    ARTICLE I

                            DEFINITIONS; CONSTRUCTION

            SECTION 1.1. DEFINITIONS. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

            "Acquired Businesses" shall mean the gathering and processing, pipelines and storage, and natural gas liquids businesses being acquired by the Borrower pursuant to the OKE Acquisition Documents.

            "Adjusted Consolidated EBITDA" shall mean, for the Borrower and its Subsidiaries, for any period, the sum of (a) Consolidated EBITDA for such period plus (b) any Material Project EBITDA Adjustments for such period.

            "Adjusted LIBO Rate" shall mean, with respect to each Interest Period for a Eurodollar Borrowing, the rate per annum obtained by dividing (i) LIBOR for such Interest Period by (ii) a percentage equal to 1.00 minus the Eurodollar Reserve Percentage.

            "Administrative Agent" shall have the meaning assigned to such term in the opening paragraph hereof.

            "Administrative Questionnaire" shall mean, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

            "Affiliate" shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person. For the purposes of this definition, "Control" shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by control or otherwise. The terms "Controlling", "Controlled by", and "under common Control with" have the meanings correlative thereto.

            "Aggregate Commitments" shall mean, collectively, all Commitments of all Lenders hereunder which as of the Closing Date is equal to $1,100,000,000.

            "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

            "Applicable Margin" shall mean, as of any date, with respect to all Loans outstanding on any date, the percentage per annum determined by reference to the applicable Rating Category from time to time in effect as set forth on
Schedule I; provided, that a change in the Applicable Margin resulting from a change in the Rating Category shall be effective on the day on which either rating agency changes its rating and shall continue until the day prior to the day that a further change becomes effective. The Applicable Margin as of the Closing Date shall be at Level III as set forth on Schedule I.

            "Applicable Percentage" shall mean, as of any date, with respect to the commitment fee as of any date, the percentage per annum determined by reference to the applicable Rating Category as set forth on Schedule I; provided, that a change in the Applicable Percentage resulting from a change in the Rating Category shall be effective on the day on which either rating agency changes its rating and shall continue until the day prior to the day that a further change becomes effective. Notwithstanding the foregoing, the Applicable Percentage for the commitment fee as of the Closing Date shall be at Level III as set forth on Schedule I.

            "Approved Fund" shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

            "Asset Disposition" shall mean the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any assets by the Borrower or any Subsidiary (including the Capital Stock of any Subsidiary), including any sale, assignment, transfer or other disposition, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, and any voluntary or involuntary disposition arising from any loss of, damage to or destruction of, or any actual or threatened condemnation or other taking for public use of, any assets of the Borrower or any of its Subsidiaries, but excluding (i) the sale, lease, license, transfer or other disposition of inventory or intellectual property rights in the ordinary course of business of the Borrower and its Subsidiaries, (ii) the sale, lease, license, transfer or other disposition of machinery and equipment that is obsolete or worn out, in the ordinary course of business, and (iii) sales, leases, licenses, transfers or other dispositions permitted pursuant to clauses (i) through (iii) of Section 7.3.

            "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4(b)) and accepted by the Administrative Agent, in the form of Exhibit C attached hereto or any other form approved by the Administrative Agent.

            "Availability Period" shall mean the period commencing on the Closing Date and ending on the earlier of (i) termination of the unused amounts of all Commitments pursuant to Section 2.5(b), and (ii) May 6, 2006.

            "Base Rate" shall mean the higher of (i) the per annum rate which the Administrative Agent publicly announces from time to time to be its prime lending rate, as in effect from time to time, and (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%). The Administrative Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Administrative Agent's prime lending rate. Each change in the Administrative Agent's prime lending rate shall be effective from and including the date such change is publicly announced as being effective.

            "Borrower" shall have the meaning assigned to such term in the opening paragraph hereof.

            "Borrower Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Northern Border Partners, L.P., dated as of October 1, 1993 as amended, supplemented, restated or otherwise modified from time to time.

            "Borrowing" shall mean a borrowing consisting of Loans of the same Type, made, converted or continued on the same date and in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

            "Business Day" shall mean (i) any day other than a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia and New York, New York are authorized or required by law to close and (ii) if such day relates to a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice with respect to any of the foregoing, any day on which dealings in Dollars are carried on in the London interbank market.

            "Capital Lease Obligations" of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "Capital Stock" shall mean any non-redeemable capital stock (or in the case of a partnership or limited liability company, the partners' or members' equivalent equity interest) of the Borrower or any of its Subsidiaries (to the extent issued to a Person other than the Borrower), whether common or preferred.

            "Change in Control" shall mean the failure of OKE to own, directly or indirectly, free and clear of all Liens, general partner interests in the Borrower and the Intermediate Partnership such that the aggregate voting rights of OKE are greater than 50% of all voting rights of all outstanding general partner interests of the Borrower and the Intermediate Partnership.

            "Change in Law" shall mean (i) the adoption of any applicable law, rule or regulation after the date of this Agreement, (ii) any change in any applicable law, rule or regulation, or any change in the interpretation or application thereof, by any Governmental Authority after the date of this Agreement, or (iii) compliance by any Lender (or its Applicable Lending Office) (or for purposes of Section 2.15(b), by such Lender's parent corporation, if applicable) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

            "Closing Date" shall mean the date on which the conditions precedent set forth in Section 3.1 and Section 3.2 have been satisfied or waived in accordance with Section 10.2.

            "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

            "Commitment" shall mean, with respect to each Lender, the obligation of such Lender to make Loans to the Borrower during the Availability Period in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on Schedule II to this Agreement.

            "Common Unit" means units representing limited partnership interests in the Borrower offered for sale to the public.

            "Compliance Certificate" shall mean a certificate from the principal executive officer, the principal financial officer or the treasurer of the Borrower in the form of, and containing the certifications set forth in, the certificate attached hereto as Exhibit 5.1(c).

            "Consolidated EBITDA" shall mean, for the Borrower and its Subsidiaries for any period, an amount equal to the sum of (i) Consolidated Net Income for such period plus (ii) to the extent deducted in determining Consolidated Net Income for such period, (A) Consolidated Interest Expense, (B) income tax expense determined on a consolidated basis in accordance with GAAP, (C) depreciation and amortization determined on a consolidated basis in accordance with GAAP, and (D) all other non-cash charges, determined in each case on a consolidated basis in accordance with GAAP for such period. For purposes of Section 6.1 and Section 6.2, if the Borrower or any Subsidiary has acquired another Person as a Subsidiary, or all or substantially all of the assets of another Person or a division, line of business, or other business unit of another Person (in any such case, an "Acquisition"), or has sold, transferred or otherwise disposed of a Subsidiary or all or substantially all of the assets of a Subsidiary or a division, line of business, or other business unit or, in the case of the NBPC Sale, the sale of the partnership interests of Pipeline to TCPILP (in any such case, a "Disposition"), in any case as permitted by this Agreement, during the relevant period for determining the Interest Coverage Ratio and Leverage Ratio, Consolidated EBITDA shall be calculated in such ratios after giving pro forma effect thereto (such pro forma basis to have been reasonably diligenced by the Borrower), as if such Acquisition or Disposition (and in each case any related incurrence, assumption or repayment of Indebtedness) had occurred on the first day of the relevant period for determining Consolidated EBITDA.

            "Consolidated Interest Expense" shall mean, for the Borrower and its Subsidiaries for any period determined on a consolidated basis in accordance with GAAP, the sum of (i) total interest expense, including without limitation the interest component of any payments in respect of Capital Lease Obligations capitalized or expensed during such period (whether or not actually paid during such period) plus (ii) the net amount payable (or minus the net amount receivable) under any Hedging Transaction (relating to interest rates only) during such period (whether or not actually paid or received during such period).

            "Consolidated Net Income" shall mean, for the Borrower and its Subsidiaries for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom (a) the income or loss of any Person accrued prior to the date it became a Subsidiary of the Borrower, or is merged or consolidated with the Borrower or any of its Subsidiaries, or such Person's assets were acquired by the Borrower or any of its Subsidiaries, (b) any equity interests of the Borrower or any Subsidiary in the earnings of any Person (other than a Subsidiary of the Borrower), but including dividends and similar distributions actually received by the Borrower or its Subsidiaries from any such Person, (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of the organizational documents or Contractual Obligations of, or Requirements of Law applicable to, such Subsidiary, (d) any extraordinary gains or losses, and (e) any gains attributable to write-ups of assets.

            "Consolidated Total Debt" shall mean, as of any date, all Indebtedness of the Borrower and its Subsidiaries measured on a consolidated basis as of such date, but excluding Indebtedness of the type described in subsection (xi) of the definition thereto.

            "Contractual Obligation" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property in which it has an interest is bound.

            "Credit Exposure" shall mean with respect to any Lender at any time the outstanding principal amount of its Loans to Borrower.

            "Debt Issuance" shall mean the issuance by the Borrower or any Subsidiary of any Indebtedness having a maturity longer than one year, except for any Indebtedness expressly permitted to be incurred pursuant to Section 7.1.

            "Default" shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

            "Default Interest" shall have the meaning set forth in Section 2.10(b).

            "Dollar(s)" and the sign "$" shall mean lawful money of the United States of America.

            "Eligible Assignee" shall mean (i) a Lender; (ii) an Affiliate of a Lender; (iii) an Approved Fund; and (iv) any other Person (other than a natural Person) approved by the Administrative Agent, and unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed). If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in paragraph (b) of Section 10.4), the Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has actually been delivered by the assigning Lender (through the Administrative Agent) to the Borrower, unless such consent is expressly refused by the Borrower prior to such fifth Business Day.

            "Environmental Laws" shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

            "Environmental Liability" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (i) any actual or alleged violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) any actual or alleged exposure to any Hazardous Materials, (iv) the Release or threatened Release of any Hazardous Materials or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "Equity Issuance" shall mean any issuance by the Borrower or any Subsidiary to any Person of shares, units, or other ownership interests constituting its Capital Stock, other than the issuance by the Borrower of 36,494,126 Class B limited partnership units of the Borrower as a portion of the consideration for the OKE Acquisition.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

            "ERISA Affiliate" shall mean each "person" (as defined in Section 3(a) of ERISA) (whether or not incorporated) which is, or has been within the past five years, a member of any Loan Party's controlled group (within the meaning of PBGC regulation Section 4001.2).

            "ERISA Event" shall mean (i) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (ii) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iii) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (iv) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (v) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator appointed by the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vi) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (vii) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

            "Eurodollar" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.

            "Eurodollar Reserve Percentage" shall mean the aggregate of the maximum reserve percentages (including, without limitation, any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upwards to the next 1/100th of 1%) in effect on any day to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate pursuant to regulations issued by the Board of Governors of the Federal Reserve System (or any Governmental Authority succeeding to any of its principal functions) with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities" under Regulation D). Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "Event of Default" shall have the meaning provided in Article VIII.

            "Excluded Taxes" shall mean with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Lender is located and (c) in the case of a Foreign Lender, any withholding tax that (i) is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement, (ii) is imposed on amounts payable to such Foreign Lender at any time that such Foreign Lender designates a new lending office, other than taxes that have accrued prior to the designation of such lending office that are otherwise not Excluded Taxes, and (iii) is attributable to such Foreign Lender's failure to comply with Section 2.17(e).

            "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

            "Fee Letter" shall mean that certain fee letter, dated as of March 17, 2006, executed by SunTrust Capital Markets, Inc. and SunTrust Bank and accepted by Borrower.

            "Fiscal Quarter" shall mean any fiscal quarter of the Borrower.

            "Fiscal Year" shall mean any fiscal year of the Borrower.

            "Five-Year Revolving Credit Agreement" shall mean that certain Amended and Restated Revolving Credit Agreement, dated as of March 30, 2006, by and among the Borrower, the lenders from time to time party thereto, and SunTrust Bank, as Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

            "Foreign Lender" shall mean any Lender that is not a United States person under Section 7701(a)(3) of the Code.

            "Foreign Subsidiary" shall mean any Subsidiary that is organized under the laws of a jurisdiction other than one of the fifty states of the United States or the District of Columbia.

            "Fort Union, L.L.C." means Fort Union Gas Gathering, L.L.C., a Delaware limited liability company.

            "Fort Union Project Finance Documents" means the Construction and Term Credit Agreement dated as of April 16, 1999 among Fort Union, L.L.C. as Borrower, Fleet National Bank, as administrative agent and the other lenders and agents parties thereto, and the other agreements executed as security therefor or pursuant thereto, as the same may from time to time be amended.

            "GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

            "Governmental Authority" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "Guarantee" of or by any Person (the "guarantor") shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided, that the term "Guarantee" shall not include endorsements for collection or deposits in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term "Guarantee" used as a verb has a corresponding meaning.

            "Guarantor" shall mean Northern Border Intermediate Limited Partnership, a Delaware limited partnership.

            "Guaranty Agreement" shall mean the Guaranty Agreement, dated as of the date hereof and substantially in the form of Exhibit C, made by the Guarantor in favor of the Administrative Agent for the benefit of the Lenders.

            "Hazardous Materials" shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or any fraction or by-product thereof, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

            "Hedging Obligations" of any Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (i) any and all Hedging Transactions, (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions and (iii) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions.

            "Hedging Transaction" of any Person shall mean any transaction (including an agreement with respect thereto) now existing or hereafter entered into by such Person that is a rate swap, basis swap, forward rate transaction, commodity swap, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collateral transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

            "Hydrocarbon Interests" means all rights, titles, interests and estates now owned or hereafter acquired by the Borrower or any of its Subsidiaries in any and all oil, gas and other liquid or gaseous hydrocarbon properties and interests, including without limitation, mineral fee or lease interests, production sharing agreements, concession agreements, license agreements, service agreements, risk service agreements or similar Hydrocarbon interests granted by an appropriate Governmental Authority, farmout, overriding royalty and royalty interests, net profit interests, oil payments, production payment interests and similar interests in Hydrocarbons, including any reserved or residual interests of whatever nature.

            "Hydrocarbons" means oil, gas, casing head gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, all products refined, separated, settled and dehydrated therefrom, including, without limitation, kerosene, liquefied petroleum gas, refined lubricating oils, diesel fuel, drip gasoline, natural gasoline, helium, sulfur and all other minerals.

            "Indebtedness" of any Person shall mean, without duplication (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business on terms customary in the trade), (iv) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) all Capital Lease Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (vii) all Guarantees of such Person of the type of Indebtedness described in clauses (i) through (vi) above, (viii) all Indebtedness of a third party secured by any Lien granted by such Person on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any common stock of such Person, (x) Off-Balance Sheet Liabilities and (xi) all Hedging Obligations. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, Indebtedness shall not include indebtedness (which is not assumed or guaranteed by Borrower or any Subsidiary of Borrower) arising under the Fort Union Project Finance Documents which is secured by Liens on the limited liability company interests of Crestone Powder River, L.L.C. in Fort Union, L.L.C., nor indebtedness (which is not assumed or guaranteed by Borrower or any Subsidiary of Borrower) which is secured by Liens on the limited liability company interests of Crestone Wind River, L.L.C. in Lost Creek, L.L.C.

            "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

            "Information Memorandum" shall mean the Confidential Information Memorandum dated March 2006 relating to the Borrower and the transactions contemplated by this Agreement and the other Loan Documents.

            "Interest Coverage Ratio" shall mean, as of any date, the ratio of
(i) Consolidated EBITDA to (ii) Consolidated Interest Expense, in each case for the four consecutive Fiscal Quarters ending on or immediately prior to such date.

            "Interest Period" shall mean with respect to any Eurodollar Borrowing, a period of one, two, three or six months; provided, that:

            (i) the initial Interest Period for such Borrowing shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of another Type), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

            (ii) if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period would end on the next preceding Business Day;

            (iii) any Interest Period which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month; and

            (iv) no Interest Period may extend beyond the Maturity Date.

            "Intermediate Partnership" shall mean Northern Border Intermediate Limited Partnership, a Delaware limited partnership.

            "Intermediate Partnership Agreement" shall mean that certain Amended and Restated Agreement of Limited Partnership of Intermediate Partnership dated as of October 1, 1993, as amended, supplemented, restated or otherwise modified from time to time.

            "Lenders" shall have the meaning assigned to such term in the opening paragraph of this Agreement.

            "Leverage Ratio" shall mean, as of any date, the ratio of (i) Consolidated Total Debt as of such date to (ii) Adjusted Consolidated EBITDA for the four consecutive Fiscal Quarters ending on or immediately prior to such date.

            "LIBOR" shall mean, for any applicable Interest Period with respect to any Eurodollar Loan, the British Bankers' Association Interest Settlement Rate per annum for deposits in Dollars for a period equal to such Interest Period appearing on the display designated as Page 3750 on the Dow Jones Markets Service (or such other page on that service or such other service designated by the British Bankers' Association for the display of such Association's Interest Settlement Rates for Dollar deposits) as of 11:00 a.m. (London, England time) on the day that is two Business Days prior to the first day of the Interest Period or if such Page 3750 is unavailable for any reason at such time, the rate which appears on the Reuters Screen ISDA Page as of such date and such time; provided, that if the Administrative Agent determines that the relevant foregoing sources are unavailable for the relevant Interest Period, LIBOR shall mean the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates per annum at which deposits in Dollars are offered to the Administrative Agent two (2) Business Days preceding the first day of such Interest Period by leading banks in the London interbank market as of 10:00 a.m. (New York time) for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Loan of the Administrative Agent.

            "Lien" shall mean (i) any mortgage, deed of trust, deed to secure debt, pledge, security interest, lien (statutory or otherwise), charge, claim, easement or encumbrance, hypothecation, assignment, deposit arrangement, or (ii) any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

            "Limited Partnership Units" means Common Units and any other units representing a limited partner's interest in the Borrower.

            "Loan Documents" shall mean, collectively, this Agreement, the Notes (if any), the Guaranty Agreement, and all Notices of Borrowing, Notices of Conversion/Continuation, Compliance Certificates and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing.

            "Loan Parties" shall mean the Borrower and the Guarantor.

            "Loan," or "Loans" shall have the meanings set forth in Section 2.1 hereof.

            "Lost Creek L.L.C." means Lost Creek Gathering Company, L.L.C., a Delaware limited liability company.

            "Lost Creek Project Finance Documents" means the Construction and Term Credit Agreement dated as of September 24, 1999 among Lost Creek, L.L.C. as Borrower, Barclays Bank PLC, as administrative agent and the other lenders party thereto and the other agreements executed as security therefor or pursuant thereto, as the same may from time to time be amended.

            "Material Adverse Effect" shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse change in, or a material adverse effect on, (i) the business, results of operations, financial condition, assets, or liabilities of the Borrower or of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Loan Parties to perform any of their respective obligations under the Loan Documents,
(iii) the rights and remedies of the Administrative Agent, and the Lenders under any of the Loan Documents evidencing, governing or securing the Obligations or
(iv) the legality, validity or enforceability of any of the Loan Documents evidencing, governing or securing the Obligations.

            "Material Indebtedness" shall mean Indebtedness (other than the Loans) and Hedging Obligations of the Borrower or any of its Subsidiaries, individually or in an aggregate principal amount exceeding $50,000,000. For purposes of determining the amount of attributed Indebtedness from Hedging Obligations, the "principal amount" of any Hedging Obligations at any time shall be the Net Mark-to-Market Exposure of such Hedging Obligations.

            "Material Project" shall mean each new pipeline, storage facility, processing plant, or other capital expansion project wholly owned by the Borrower or its Subsidiaries, the construction of which commenced after the Closing Date and which has a budgeted capital cost exceeding $25,000,000.

            "Material Project EBITDA Adjustments" shall mean, with respect to each Material Project, (A) prior to completion of the Material Project, a percentage (based on the then-current completion percentage of the Material Project) of an amount to be approved by the Required Lenders as the projected Consolidated EBITDA attributable to such Material Project (such amount to be determined based on contracts relating to such Material Project, the creditworthiness of the other parties to such contracts and projected revenues from such contracts, capital costs and expenses, scheduled completion, and other factors deemed appropriate by the Lenders) shall be added to actual Consolidated EBITDA for the Borrower and its Subsidiaries for the fiscal quarter in which construction of such Material Project commences and for each fiscal quarter thereafter until completion of the Material Project (net of any actual Consolidated EBITDA attributable to such Material Project following its completion), provided that if construction of the Material Project is not completed by the scheduled completion date, then the foregoing amount shall be reduced by the following percentage amounts depending on the period of delay for completion (based on the period of actual delay or then-estimated delay, whichever is longer): (i) longer than 90 days, but not more than 180 days, 25%,
(ii) longer than 180 days but not more than 270 days, 50%, and (iii) longer than 270 days, 100%; and (B) beginning with the first full fiscal quarter following completion of the Material Project and for the two immediately succeeding fiscal quarters, an amount equal to the projected Consolidated EBITDA attributable to the Material Project for the balance of the four full fiscal quarter period following completion shall be added to the actual Consolidated EBITDA attributable to the Material Project for such fiscal quarter or quarters, for determining Consolidated EBITDA for the fiscal quarter then ending and the immediately preceding three fiscal quarters. Notwithstanding the foregoing, (i) no such additions shall be allowed with respect to any Material Project unless not later than 45 days prior to commencement of construction thereof, the Borrower shall have delivered to the Administrative Agent and the Lenders written pro forma projections of Consolidated EBITDA attributable to such Material Project and such other information and documentation as the Administrative Agent or any Lender may reasonably request, all in form and substance satisfactory to the Administrative Agent and the Required Lenders, and (ii) the aggregate amount of all Material Project EBITDA Adjustments during any period shall be limited to 20% of the total actual Consolidated EBITDA of the Borrower and its Subsidiaries for such period (which total actual Consolidated EBITDA shall be determined without including any Material Project EBITDA Adjustments or any adjustments in respect of any Acquisitions or Dispositions as provided in the definition of Consolidated EBITDA).

            "Maturity Date" shall mean, with respect to the Loans, the earlier of (i) April 2, 2007 or (ii) the date on which the principal amount of all outstanding Loans have been declared or automatically have become due and payable (whether by acceleration or otherwise).

            "Moody's" shall mean Moody's Investors Service, Inc.

            "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

            "NBPC Sale" shall mean the sale by the Guarantor to TCPILP of 20% of the partnership interests of Pipeline for a cash purchase price of $300,000,000 (subject to adjustment as provided in Section 3.2 of the Partnership Interest Purchase and Sale Agreement referenced in the definition of NBPC Sale Documents) pursuant to the NBPC Sale Documents, the proceeds of which sale are being used by the Borrower to fund a portion of the consideration for the OKE Acquisition and related transaction costs and fees.

            "NBPC Sale Documents" shall mean, collectively, the Partnership Interest Purchase and Sale Agreement between the Intermediate Partnership and TCPILP dated as of December 31, 2005, and the other "Transaction Documents" as defined therein, in each case with all exhibits, schedules and supplements thereto.

            "Net Cash Proceeds" shall mean the aggregate cash or cash equivalents proceeds received by the Borrower or any Subsidiary in respect of any Asset Disposition, Equity Issuance, or Debt Issuance, net of (a) actual out-of-pocket costs and expenses incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees, discounts, consultant and advisory fees, and sales commissions), (b) taxes paid or reasonably estimated to be payable as a result thereof, and (c) in the case of any Asset Disposition, the amount necessary to retire any Indebtedness secured by a Lien on the property that is the subject of such Asset Disposition; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash or cash equivalents received upon the sale or other disposition of any non-cash consideration received by the Borrower or any Subsidiary in any Asset Disposition, Equity Issuance, or Debt Issuance.

            "Net Mark-to-Market Exposure" of any Person shall mean, as of any date of determination with respect to any Hedging Obligation, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from such Hedging Obligation. "Unrealized losses" shall mean the fair market value of the cost to such Person of replacing the Hedging Transaction giving rise to such Hedging Obligation as of the date of determination (assuming the Hedging Transaction were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Hedging Transaction as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date).

            "Note" shall mean a promissory note of the Borrower payable to the order of a requesting Lender in the principal amount of such Lender's Commitment, substantially in the form of Exhibit A.

            "Notice of Borrowing" shall mean the notice to be given by the Borrower to the Administrative Agent in respect of each Borrowing as provided in
Section 2.2.

            "Notice of Conversion/Continuation" shall mean the notice given by the Borrower to the Administrative Agent in respect of the conversion or continuation of an outstanding Borrowing as provided in Section 2.3(b) hereof.

            "Obligations" shall mean all amounts owing by the Borrower to the Administrative Agent or any Lender pursuant to or in connection with this Agreement or any other Loan Document, including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to the Administrative Agent and any Lender incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, and all Hedging Obligations owed to the Administrative Agent, any Lender or any of their Affiliates incurred in order to limit interest rate or fee fluctuation with respect to the Loans and all obligations and liabilities incurred in connection with collecting and enforcing the foregoing, together with all renewals, extensions, modifications or refinancings thereof.

            "Off-Balance Sheet Liabilities" of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (iii) any Synthetic Lease Obligation or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

            "Oil and Gas Agreements" means operating agreements, processing agreements, farm-out and farm-in agreements, development agreements, area of mutual interest agreements, contracts for the gathering and/or transportation of oil and natural gas, unitization agreements, pooling arrangements, joint bidding agreements, joint venture agreements, participation agreements, surface use agreements, service contracts, leases and subleases of Oil and Gas Properties or other similar agreements which are customary in the oil and gas business, howsoever designated, in each case made or entered into in the ordinary course of the oil and gas business as conducted by the Borrower and its Subsidiaries.

            "Oil and Gas Properties" means (a) Hydrocarbon Interests; (b) the property now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including, without limitation, all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interest; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, the lands covered thereby and all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other income from or attributable to the Hydrocarbon Interests; and (f) all tenements, hereditaments, appurtenances and property in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, and any and all property, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

            "OKE" shall mean ONEOK, Inc., an Oklahoma corporation.

            "OKE Acquisition" shall mean the acquisition by the Borrower from OKE of the Acquired Businesses for consideration in an aggregate amount of (i) $1,350,000,000 in cash (subject to adjustment as provided in Section 1.4 of the Purchase and Sale Agreement referenced in the definition of OKE Acquisition Documents), and (ii) 36,494,126 Class B limited partnership units of the Borrower, pursuant to the OKE Acquisition Documents.

            "OKE Acquisition Documents" shall mean, collectively, the Contribution Agreement among OKE, the Borrower, and the Intermediate Partnership dated as of February 14, 2006, together with the "Services Agreement" as defined therein, and the Purchase and Sale Agreement between OKE and the Borrower dated as of February 14, 2006, together with the "Services Agreement" as defined therein, in each case with all exhibits, schedules and supplements thereto.

            "OKE Ownership Transaction" shall mean the acquisition by OKE from TransCanada Corporation of the remaining 17.5% general partnership interests in the Borrower previously owned by TransCanada Corporation.

            "OSHA" shall mean the Occupational Safety and Health Act of 1970, as amended from time to time, and any successor statute.

            "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

            "Participant" shall have the meaning set forth in Section 10.4(d).

            "Payment Office" shall mean the office of the Administrative Agent located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the other Lenders.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

            "Permitted Encumbrances" shall mean:

            (i) Liens imposed by law for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

            (ii) Liens of landlords, carriers, operators, warehousemen, mechanics, and materialmen, statutory Liens of producers of hydrocarbons, and similar Liens arising by operation of law, in each case incurred in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained to the extent such amounts exceed $500,000;

            (iii) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance, other social security laws or regulations or other forms of governmental insurance or benefits;

            (iv) deposits to secure the performance of tenders, bids, contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

            (v) judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

            (vi) title defects, easements, zoning restrictions, rights-of-way, land use and environmental regulations, and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower and its Subsidiaries taken as a whole; and

            (vii) Liens securing obligations of others, neither assumed nor guaranteed by any Loan Party nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by such Person for substation, metering station, compression station, gathering line, transmission line, transportation line, distribution line or right of way purposes, and any Liens reserved in leases for rent and for compliance with the terms of the leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause (vii) does not materially impair the use of the property.

provided, that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

            "Permitted Investments" shall mean:

            (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

            (ii) commercial paper and auction rate securities having the highest rating, at the time of acquisition thereof, of S&P or Moody's and in either case maturing or having an auction date within six months from the date of acquisition thereof;

            (iii) certificates of deposit, bankers' acceptances and time deposits maturing within 180 days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

            (iv) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; and

            (v) mutual funds investing solely in any one or more of the Permitted Investments described in clauses (i) through (iv) above.

            "Person" shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

            "Pipeline" means Northern Border Pipeline Company, a Texas general partnership.

            "Pipeline Credit Agreement" means that certain Revolving Credit Agreement, dated as of May 16, 2005, among Pipeline, Wachovia Bank, National Association, as administrative agent, and the lenders defined therein, as amended and in effect on the Closing Date.

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

            "Pipeline Leverage Ratio" means the ratio calculated in accordance with Section 6.1 of the Pipeline Credit Agreement, as in effect on the date of this Agreement, without regard to whether said credit agreement is amended or ceases to be in effect after the date hereof.

            "Pipeline Partnership Agreement" means that certain General Partnership Agreement relating to the formation of Pipeline effective as of March 9, 1978, as amended, supplemented, restated or otherwise modified from time to time.

            "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Pro Rata Share" shall mean with respect to any Commitment of any Lender at any time, a percentage, the numerator of which shall be such Lender's Commitment (or if such Commitments have been terminated or expired or the Loans have been declared to be due and payable, such Lender's Credit Exposure), and the denominator of which shall be the sum of such Commitments of all Lenders (or if such Commitments have been terminated or expired or the Loans have been declared to be due and payable, all Credit Exposure of all Lenders).

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

            "Related Parties" shall mean, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

            "Release" shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

            "Required Lenders" shall mean, at any time, Lenders holding more than 50% of the aggregate outstanding Commitments at such time or if the Lenders have no Commitments outstanding, then Lenders holding more than 50% of the Credit Exposure.

            "Requirement of Law" for any Person shall mean the articles or certificate of incorporation, bylaws, partnership certificate and agreement, or limited liability company certificate of organization and agreement, as the case may be, and other organizational and governing documents of such Person, and any law, treaty, rule or regulation, or determination of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Responsible Officer" shall mean any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer or a vice president of the Borrower or such other representative of the Borrower as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent, and, with respect to the financial covenants only, the chief executive officer, chief financial officer or treasurer of the Borrower.

            "Restricted Payment" shall have the meaning set forth in Section
7.5.

            "S&P" shall mean Standard & Poor's, a Division of the McGraw-Hill Companies.

            "Senior Note Indentures" means the 2010 Senior Note Indenture and/or the 2011 Senior Note Indenture, as the case may be.

            "Senior Notes" means the 2010 Senior Notes and/or the 2011 Senior Notes, as the case may be.

            "Subsidiary" shall mean, with respect to any Person (the "parent"), any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held. Unless otherwise indicated, all references to "Subsidiary" hereunder shall mean a Subsidiary of the Borrower.

            "Syndication Agent" shall mean [CGMI Affiliate], as Syndication
Agent.

            "Synthetic Lease" shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an "operating lease" by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

            "Synthetic Lease Obligations" shall mean, with respect to any Person, the sum of (i) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication, (ii) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the lease property at the end of the lease term.

            "2010 Senior Notes" means the unsecured 8-7/8% notes dated as of June 2, 2000 issued by the Borrower in an aggregate principal amount of $250,000,000 with a maturity date of June 15, 2010.

            "2010 Senior Note Indenture" means the indenture authorizing the issuance of the 2010 Senior Notes.

            "2011 Senior Notes" means the 7.10% unsecured notes dated as of March 21, 2001 issued by the Borrower in an aggregate principal amount of $225,000,000 with a maturity date of March 15, 2011.

            "2011 Senior Note Indenture" means the indenture authorizing the issuance of the 2011 Senior Notes.

            "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

            "TCPILP" means TC PipeLines Intermediate Limited Partnership, a Delaware limited partnership.

            "Transactions" shall mean, collectively, the OKE Acquisition, the NBPC Sale, and the OKE Ownership Transactions.

            "Type", when used in reference to a Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Base Rate.

            "Viking" means Viking Gas Transmission Company, a Delaware corporation.

            "Viking Guaranty" means that certain guaranty agreement, dated as of December 22, 2004, executed by Borrower and the Intermediate Partnership for the benefit of Viking in connection with the obligations of Viking under the Viking Indenture and the notes issued pursuant thereto.

            "Viking Indenture" means that certain Indenture, Assignment and Security Agreement, dated as of November 1, 1993, between Viking as Issuer and Norwest Bank Minnesota, National Association as Trustee, as amended by Supplemental Indenture No. 1, dated as of November 1, 1996, as amended by Supplemental Indenture No. 2, dated as of December 20, 1996, as amended by Supplemental Indenture No. 3, dated as of October 15, 1997, as amended by Supplemental Indenture No. 4, dated as of October 27, 1999, as amended by Supplemental Indenture No. 5, dated as of December 20, 2002, as amended and restated by Supplemental Indenture No. 6, dated as of December 22, 2004 and as further amended from time to time, provided that the effect of such amendment shall not be to (a) increase the principal amount of, or the rate of interest on, Indebtedness authorized thereunder; (b) change the dates upon which payments of principal or interest are due on any Indebtedness authorized thereunder other than to postpone such dates; (c) change or add any covenant, default or event of default therein, other than to make any such covenant, default or event of default provision less restrictive; (d) change the redemption or prepayment provisions relating to Indebtedness authorized thereunder, other than to waive such provisions or to reduce the amounts payable thereunder; (e) grant any additional security or collateral to secure payment of Indebtedness authorized thereunder; or (f) change or amend any other term if such change or amendment would materially increase the obligations of Viking thereunder or confer additional material rights on the holder of any Indebtedness issued thereunder in a manner adverse to Lenders.

            "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.2. CLASSIFICATIONS OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a "Eurodollar Loan" or "Base Rate Loan"). Borrowings also may be classified and referred to by Type (e.g., a "Eurodollar Borrowing").

            SECTION 1.3. ACCOUNTING TERMS AND DETERMINATION. Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statement of the Borrower delivered pursuant to Section 5.1(a); provided, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

            SECTION 1.4. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the word "to" means "to but excluding". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns, (iii) the words "hereof", "herein" and "hereunder" and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement and (v) all references to a specific time shall be construed to refer to the time in the city and state of the Administrative Agent's principal office, unless otherwise indicated.

                                   ARTICLE II

                       AMOUNT AND TERMS OF THE COMMITMENTS

            SECTION 2.1. GENERAL DESCRIPTION OF LOAN FACILITY. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Loans to the Borrower during the Availability Period (each a "Loan" and collectively, the "Loans") in an aggregate principal amount not to exceed such Lender's Commitment. The Loans may be, from time to time, Base Rate Loans or Eurodollar Loans or a combination thereof. The Borrower may request no more than two Borrowings during the Availability Period. No amounts repaid at any time in respect of the Loans may be re-borrowed under this Agreement.

            SECTION 2.2. PROCEDURE FOR BORROWINGS AND INTEREST ELECTIONS.

            Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Borrowing substantially in the form of Exhibit 2.2 (a "Notice of Borrowing") (x) prior to 11:00 a.m. New York time) on the requested date of each Base Rate Borrowing and (y) prior to 11:00 a.m. New York time) three (3) Business Days prior to the requested date of each Eurodollar Borrowing. Each Notice of Borrowing shall be irrevocable and shall specify: (i) the aggregate principal amount of such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) the Type of such Loan comprising such Borrowing and (iv) in the case of a Eurodollar Borrowing, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period). Each Borrowing shall consist entirely of Base Rate Loans or Eurodollar Loans, as the Borrower may request. The aggregate principal amount of each Eurodollar Borrowing shall be not less than $10,000,000 or a larger multiple of $5,000,000, and the aggregate principal amount of each Base Rate Borrowing shall not be less than $5,000,000 or a larger multiple of $1,000,000. Promptly following the receipt of a Notice of Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender's Loan to be made as part of the requested Borrowing.

            SECTION 2.3. INTEREST ELECTIONS.

            (a) The Borrower may elect to convert any Borrowing, or any portion thereof, into a different Type or to continue such Borrowing, and in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding the foregoing, the Borrower shall in no event be entitled to have in effect at any time more than five (5) outstanding Borrowings with different Interest Periods.

            (b) To make an election pursuant to this Section, the Borrower shall give the Administrative Agent prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing substantially in the form of
Exhibit 2.3 attached hereto (a "Notice of Conversion/Continuation") that is to be converted or continued, as the case may be, (x) prior to 2:00 p.m. one (1) Business Day prior to the requested date of a conversion into a Base Rate Borrowing and (y) prior to 11:00 a.m. three (3) Business Days prior to a continuation of or conversion into a Eurodollar Borrowing. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the Borrowing to which such Notice of Continuation/Conversion applies and if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Notice of

Continuation/Conversion, which shall be a Business Day, (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and (iv) if the resulting Borrowing, is to be a Eurodollar Borrowing, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of "Interest Period". If any such Notice of Continuation/Conversion requests a Eurodollar Borrowing but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one month. The principal amount of any resulting Borrowing shall be in a minimum amount of $10,000,000 and integral multiples of $5,000,000.

            (c) If, on the expiration of any Interest Period in respect of any Eurodollar Borrowing, the Borrower shall have failed to deliver a Notice of Conversion/ Continuation, then, unless such Borrowing is repaid as provided herein, the Borrower shall be deemed to have elected to convert such Borrowing to a Base Rate Borrowing. No Borrowing may be converted into, or continued as, a Eurodollar Borrowing if a Default or an Event of Default exists, unless the Administrative Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any Eurodollar Loans shall be permitted except on the last day of the Interest Period in respect thereof.

            (d) Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

            SECTION 2.4. FUNDING OF BORROWINGS.

            (a) Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds by 1:00 p.m. (New York time) to the Administrative Agent at the Payment Office. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained by the Borrower with the Administrative Agent or at the Borrower's option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent.

            (b) Unless the Administrative Agent shall have been notified by any Lender (x) prior to 12:00 p.m. (New York time) on the requested date of a Base Rate Borrowing and (y) prior to 5:00 p.m. (New York time) one (1) Business Day prior to the date of a Eurodollar Borrowing in which such Lender is to participate that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance on such assumption, may make available to the Borrower on such date a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate until the second Business Day after such demand and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for such Borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any Borrowing hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

            SECTION 2.5. TERMINATION OF COMMITMENTS.

            (a) The Commitments of all Lenders shall automatically terminate thirty (30) days after the Closing Date without further action by the Borrower, the Administrative Agent or the Lenders.

            (b) Upon at least three (3) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice shall be irrevocable), the Borrower may terminate the unused amounts of the Aggregate Commitments in their entirely.

            SECTION 2.6. REPAYMENT OF LOANS. The outstanding principal amount of all Loans shall be due and payable (together with accrued and unpaid interest thereon) on the Maturity Date.

            SECTION 2.7. EVIDENCE OF INDEBTEDNESS.

            (a) Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Commitment of each Lender, (ii) the amount of each Loan made hereunder by each Lender, the Type thereof and the Interest Period applicable thereto, (iii) the date of each continuation thereof pursuant to Section 2.3, (iv) the date of each conversion of all or a portion thereof to another Type pursuant to Section 2.3, (v) the date and amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of such Loans and (vi) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Loans and each Lender's Pro Rata Share thereof. The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.

            (b) At the request of any Lender at any time, the Borrower agrees that it will execute and deliver to such Lender a Note payable to the order of such Lender.

            SECTION 2.8. OPTIONAL PREPAYMENTS. The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, by giving irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than
(i) in the case of prepayment of any Eurodollar

Borrowing, 11:00 a.m. (New York time) not less than three (3) Business Days prior to any such prepayment, and (ii) in the case of any prepayment of any Base Rate Borrowing, not less than one Business Day prior to the date of such prepayment. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid. Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender's Pro Rata Share of any such prepayment. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.10(c); provided, that if a Eurodollar Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section 2.16. Each partial prepayment of any Loan shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type pursuant to Section 2.2. Each prepayment of a Borrowing shall be applied ratably to the Loans comprising such Borrowing.

            SECTION 2.9. MANDATORY PREPAYMENTS..

            (a) Immediately upon the receipt by the Borrower or any Subsidiary of the Net Cash Proceeds of any Asset Disposition, the Borrower shall prepay the Loans by an amount equal to 100% of such Net Cash Proceeds to the extent that the Net Cash Proceeds of all such Asset Dispositions occurring after the Closing Date exceed $10,000,000.

            (b) Immediately upon receipt by the Borrower or any Subsidiary of the Net Cash Proceeds of any Debt Issuance, the Borrower shall prepay the Loans in an amount equal to 100% of such Net Cash Proceeds.

            (c) Immediately upon receipt by the Borrower or any Subsidiary of the Net Cash Proceeds of any Equity Issuance, the Borrower shall prepay the Loans in an amount equal to 100% of such Net Cash Proceeds.

            (d) Any prepayments made by the Borrower pursuant to Sections 2.9(a), (b) or (c) above shall be applied as follows: first, to the Administrative Agent's fees and reimbursable expenses then due and payable pursuant to any of the Loan Documents; second, to all other fees and reimbursable expenses of the Lenders then due and payable pursuant to any of the Loan Documents, payable to the Lenders based on their respective Pro Rata Shares of such fees and expenses; third, to interest then due and payable on the Loans payable to the Lenders based on their respective Pro Rata Shares of the Loans; and fourth, to the principal balance of the Loans payable to the Lenders based on their respective Pro Rata Shares of the Loans.

            SECTION 2.10. INTEREST ON LOANS.

            (a) The Borrower shall pay interest on each Base Rate Loan at the Base Rate in effect from time to time and on each Eurodollar Loan at the Adjusted LIBO Rate for the applicable Interest Period in effect for such Loan, plus, in each case, the Applicable Margin in effect from time to time.

            (b) While an Event of Default exists or after acceleration, at the option of the Required Lenders, the Borrower shall pay interest ("Default Interest") with respect to all Eurodollar Loans at the rate otherwise applicable for the then-current Interest Period plus an additional 2% per annum until the last day of such Interest Period, and thereafter, and with respect to all Base Rate Loans and all other Obligations hereunder (other than Loans), at an all-in rate in effect for Base Rate Loans, plus an additional 2% per annum.

            (c) Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof. Interest on all outstanding Base Rate Loans shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Maturity Date. Interest on all outstanding Eurodollar Loans shall be payable on the last day of each Interest Period applicable thereto, and, in the case of any Eurodollar Loans having an Interest Period in excess of three months or 90 days, respectively, on each day which occurs every three months or 90 days, as the case may be, after the initial date of such Interest Period, and on the Maturity Date. Interest on any Loan which is repaid or prepaid shall be payable on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof. All Default Interest shall be payable on demand.

            (d) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and shall promptly notify the Borrower and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.

            SECTION 2.11. FEES.

            (a) The Borrower shall pay to the Administrative Agent and the Syndication Agent for their own respective accounts fees in the amounts and at the times previously agreed upon in writing by the Borrower and the Administrative Agent or the Syndication Agent, as applicable, including the amounts described in the Fee Letter.

            (b) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which fee shall accrue at the Applicable Percentage per annum (determined daily in accordance with Schedule I) on the unused amount of the Commitment of such Lender until the expiration of the Availability Period and shall be payable in arrears on the expiration of the Availability Period.

            SECTION 2.12. COMPUTATION OF INTEREST AND FEES. Interest hereunder based on the Administrative Agent's prime lending rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of an interest amount or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

            SECTION 2.13. INABILITY TO DETERMINE INTEREST RATES. If prior to the commencement of any Interest Period for any Eurodollar Borrowing,

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

            (i) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining LIBOR for such Interest Period, or

            (ii) the Administrative Agent shall have received notice from the Required Lenders that the Adjusted LIBO Rate does not adequately and fairly reflect the cost to such Lenders (or Lender, as the case may be) of making, funding or maintaining their (or its, as the case may be) Eurodollar Loans for such Interest Period, the Administrative Agent shall give written notice (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter. In the case of Eurodollar Loans, until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligations of the Lenders to make Eurodollar Loans or to continue or convert outstanding Loans as or into Eurodollar Loans shall be suspended and (ii) all such affected Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto unless the Borrower prepays such Loans in accordance with this Agreement. Unless the Borrower notifies the Administrative Agent at least one Business Day before the date of any Eurodollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, then such Borrowing shall be made as a Base Rate Borrowing.

            SECTION 2.14. ILLEGALITY. If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain or fund any Eurodollar Loan and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Loans, or to continue or convert outstanding Loans as or into Eurodollar Loans, shall be suspended. In the case of the making of a Eurodollar Borrowing, such Lender's Loan shall be made as a Base Rate Loan as part of the same Borrowing for the same Interest Period and if the affected Eurodollar Loan is then outstanding, such Loan shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Eurodollar Loan if such Lender may lawfully continue to maintain such Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such Eurodollar Loan to such date. Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion.

            SECTION 2.15. INCREASED COSTS.

            (a) If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement that is not otherwise included in the determination of the Adjusted LIBO Rate hereunder against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

            (ii) impose on any Lender or the eurodollar interbank market any other condition affecting this Agreement or any Eurodollar Loans made by such Lender or any or any participation therein;

and the result of either of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining a Eurodollar Loan or to increase the cost to such Lender or to reduce the amount received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then the Borrower shall promptly pay, upon written notice from and demand by such Lender on the Borrower (with a copy of such notice and demand to the Administrative Agent), to the Administrative Agent for the account of such Lender, within five Business Days after the date of such notice and demand, additional amount or amounts sufficient to compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered.

            (b) If any Lender shall have determined that on or after the date of this Agreement any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's (or on the capital of such Lender's parent corporation) as a consequence of its obligations hereunder to a level below that which such Lender or such Lender's parent corporation could have achieved but for such Change in Law (taking into consideration such Lender's policies or the policies of such Lender's parent corporation with respect to capital adequacy) then, from time to time, within five (5) Business Days after receipt by the Borrower of written demand by such Lender (with a copy thereof to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender or such Lender's parent corporation for any such reduction suffered.

            (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or such Lender's parent corporation, as the case may be, specified in paragraph (a) or (b) of this Section 2.15 shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error. The Borrower shall pay any such Lender, as the case may be, such amount or amounts within 10 days after receipt thereof.

            (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender's right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender under this Section 2.15 for any increased costs or reductions incurred more than 90 days prior to the date that such Lender notifies the Borrower of such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then such 90 day period shall be extended to include the period of such retroactive effect.

            SECTION 2.16. FUNDING INDEMNITY. In the event of (a) the payment of any principal of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a Eurodollar

Loan other than on the last day of the Interest Period applicable thereto or (c) the failure by the Borrower to borrow, prepay, convert or continue any Eurodollar Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked). In the case of a Eurodollar Loan, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such Eurodollar Loan if such event had not occurred at the Adjusted LIBO Rate applicable to such Eurodollar Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan) over (B) the amount of interest that would accrue on the principal amount of such Eurodollar Loan for the same period if the Adjusted LIBO Rate were set on the date such Eurodollar Loan was prepaid or converted or the date on which the Borrower failed to borrow, convert or continue such Eurodollar Loan. A certificate as to any additional amount payable under this
Section 2.16 submitted to the Borrower by any Lender (with a copy to the Administrative Agent) shall be conclusive, absent manifest error.

            SECTION 2.17. TAXES.

            (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) the Administrative Agent, or any Lender (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) The Borrower shall indemnify the Administrative Agent, and each Lender, within five (5) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

            (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental

Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

            (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the Code or any treaty to which the United States is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. Without limiting the generality of the foregoing, each Foreign Lender agrees that it will deliver to the Administrative Agent and the Borrower (or in the case of a Participant, to the Lender from which the related participation shall have been purchased), as appropriate, two (2) duly completed copies of (i) Internal Revenue Service Form W-8 ECI, or any successor form thereto, certifying that the payments received from the Borrower hereunder are effectively connected with such Foreign Lender's conduct of a trade or business in the United States; or (ii) Internal Revenue Service Form W-8 BEN, or any successor form thereto, certifying that such Foreign Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest; or (iii) Internal Revenue Service Form W-8 BEN, or any successor form prescribed by the Internal Revenue Service, together with a certificate (A) establishing that the payment to the Foreign Lender qualifies as "portfolio interest" exempt from U.S. withholding tax under Code section 871(h) or 881(c), and (B) stating that (1) the Foreign Lender is not a bank for purposes of Code section 881(c)(3)(A), or the obligation of the Borrower hereunder is not, with respect to such Foreign Lender, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of that section; (2) the Foreign Lender is not a 10% shareholder of the Borrower within the meaning of Code section 871(h)(3) or 881(c)(3)(B); and (3) the Foreign Lender is not a controlled foreign corporation that is related to the Borrower within the meaning of Code section 881(c)(3)(C); or (iv) such other Internal Revenue Service forms as may be applicable to the Foreign Lender, including Forms W-8 IMY or W-8 EXP. Each such Foreign Lender shall deliver to the Borrower and the Administrative Agent such forms on or before the date that it becomes a party to this Agreement (or in the case of a Participant, on or before the date such Participant purchases the related participation). In addition, each such Foreign Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. Each such Foreign Lender shall promptly notify the Borrower and the Administrative Agent at any time that it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the Internal Revenue Service for such purpose).

            SECTION 2.18. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS.

            (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Sections 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon (New York time) on the date when due, in immediately available funds, free and clear of any defenses, rights of set-off, counterclaim, or withholding or deduction of taxes. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except that payments pursuant to Sections 2.15, 2.16 and 2.17 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in Dollars.

            (b) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

            (c) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount or amounts due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

            (d) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.4(a), 2.18(b) and (c), or 10.3(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

            SECTION 2.19. MITIGATION OF OBLIGATIONS. If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under
Section 2.15 or Section 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all costs and expenses incurred by any Lender in connection with such designation or assignment.

                                   ARTICLE III

                          CONDITIONS PRECEDENT TO LOANS

            SECTION 3.1. CONDITIONS TO EFFECTIVENESS AND INITIAL BORROWING. This Agreement shall become effective, and the Lenders shall be obligated to make the initial Loans hereunder, upon the satisfaction of the following conditions, in addition to the conditions precedent specified in Section 3.2:

            (a) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of outside counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder, under any other Loan Document and under any agreement with the Administrative Agent or SunTrust Capital Markets, Inc. and Citigroup Global Markets, Inc., as Co-Lead Arrangers.

            (b) The Administrative Agent (or its counsel) shall have received the following:

                  (i) a counterpart of this Agreement signed by or on behalf of each party hereto or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

                  (ii) a duly executed Note payable to each Lender requesting the same;

                  (iii) the Guaranty Agreement duly executed by the Guarantor;

                  (iv) a certificate of the Secretary or Assistant Secretary of each Loan Party in the form of Exhibit 3.1(b)(iv), attaching and certifying copies of its bylaws and of the resolutions of its boards of directors, or partnership agreement or limited liability company agreement, or comparable organizational documents and authorizations, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party;

                  (v) certified copies of the articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents of each Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Loan Party and each other jurisdiction where such Loan Party is required to be qualified to do business as a foreign corporation;

                  (vi) a favorable written opinion, addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent or the Required Lenders shall reasonably request, of (a)Andrews Kurth LLP, counsel to the Borrower and Intermediate Partnership, and (b) Janet Place, Vice President and General Counsel of Northern Plains Natural Gas Company, LLC and Pan Border Gas Company, LLC;

                  (vii) a certificate in the form of Exhibit 3.1(b)(vii), dated the Closing Date and signed by a Responsible Officer, certifying that (a) no Default or Event of Default exists, (b) all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct, (c) since the date of the financial statements described in
      Section 4.4, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect, and (d) the other conditions in this Section 3.1 have been satisfied;

                  (viii) a duly executed funds disbursement letter, together with a report setting forth the sources and uses of the proceeds hereof;

                  (ix) certified copies of all consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under any Requirement of Law, or by any Contractual Obligation of each Loan Party, in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents, the Transactions, and the financing thereof, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired, and no investigation or inquiry by any Governmental Authority regarding the Transactions or the financing thereof shall be ongoing;

                  (x) (a) for the segments of the Acquired Businesses that were previously acquired by OKE from Koch Industries, excluding, however, the ONEOK NGL Pipeline (i) audited consolidated balance sheets and related statements of income, owners' equity, and cash flows for 2003 and 2004, and (ii) unaudited consolidated balance sheets and related statements of income, for the period July 1, 2005 through December 31, 2005, and (b) for the segments of the Acquired Businesses that were not previously acquired from Koch Industries, unaudited consolidated balance sheets and related statements of income, for 2003, 2004 and 2005, which audited and unaudited financial statements shall be in form and scope reasonably satisfactory to the Lenders and otherwise not materially inconsistent with the financial statements previously provided to the Lenders;

                  (xi) a pro forma consolidated balance sheet of the Borrower and the Acquired Businesses as of December 31, 2005, after giving effect to the Transactions, together with a certificate of the chief executive officer or chief financial officer of the Borrower to the effect that such balance sheet accurately presents the pro forma financial position of the Borrower and the Acquired Businesses and their respective subsidiaries in accordance with GAAP, and the Lenders shall be satisfied that such balance sheet is not materially inconsistent with the financial projections previously provided to the Lenders. The Borrower shall have delivered its then most recent consolidated financial projections for the Borrower through the 2010 fiscal year, which shall not be materially inconsistent with the financial projections previously provided to the Lenders; and

                  (xii) copies of the audited consolidated balance sheets and related statements of income, owners' equity, and cash flows of the Borrower and its Subsidiaries for the Fiscal Years ending December 31, 2003, December 31, 2004 and December 31, 2005.

            (c) The Borrower shall have entered into the Five-Year Revolving Credit Agreement, and such Five-Year Revolving Credit Agreement shall be in full force and effect on the Closing Date, and no material default or material breach shall have occurred thereunder.

            (d) Each of the OKE Acquisition, the OKE Ownership Transaction, and the NBPC Sale shall have been consummated, or shall be consummated simultaneously with the closing and initial funding of the Loans under this Agreement substantially in accordance with the OKE Acquisition Documents, NBPC Sale Documents, and the agreements and documents effecting the OKE Ownership Transaction, all as described in the Borrower's Form 10-K for its fiscal year ending December 31, 2005 as filed with the Securities and Exchange Commission on March 7, 2006. All such agreements and documentation shall be in full force and effect on the Closing Date, no material default or material breach shall have occurred thereunder, and the representations and warranties contained therein shall be true and correct in all material respects on the Closing Date;

            (e) All requisite governmental authorities and third parties shall have approved or consented to the Transactions and the financings thereof to the extent required, all appeal and waiting periods shall have expired, and there shall be no judicial or regulatory action by a governmental agency, either actual or, to the best of the Borrower's knowledge, threatened, that would reasonably be expected to restrain, prevent or impose materially burdensome conditions with respect to the Transactions or the financings thereof.

            (f) The consummation of the Transactions and the financings thereof shall not (i) violate any applicable law, statute, rule or regulation or (ii) conflict with, or result in a default or event of default, or an acceleration of any rights or benefits, under any material agreement of the Borrower or any of its Subsidiaries or of the Acquired Businesses.

            (g) There shall be no litigation or administrative proceedings that have had or would reasonably be expected to result in a material adverse effect on the business, assets, operations, properties, performance or financial condition of the Borrower and its Subsidiaries taken as a whole, or of the Borrower and its Subsidiaries and the Acquired Businesses, taken as a whole, or on the ability of the parties to consummate the Transactions or the financings thereof.

            (h) The Borrower shall have received senior unsecured debt ratings
(a) from Moody's not lower than Baa3, and (b) from S&P not lower than BBB-.

            (i) No Default or Event of Default shall exist.

            (j) All representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the Closing Date after giving effect to the Transactions and the Loans to be made hereunder.

            (k) Since the date of the financial statements of the Borrower described in Section 4.4, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect on the Borrower and its Subsidiaries taken as a whole, or a material adverse effect on the business, assets, operations, properties, performance or financial condition of the Acquired Businesses taken as a whole.

            SECTION 3.2. EACH BORROWING. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

            (a) at the time of and immediately after giving effect to such Borrowing no Default or Event of Default shall exist;

            (b) at the time of and immediately after giving effect to such Borrowing all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing in each case before and after giving effect thereto;

            (c) the Borrower shall have delivered the required Notice of Borrowing; and

            (d) the Administrative Agent shall have received such other documents, certificates, information or legal opinions as the Administrative Agent or the Required Lenders may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent or the Required Lenders and consistent with the terms of the Agreement.

            Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 3.2.

            SECTION 3.3. DELIVERY OF DOCUMENTS. All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this
Article III, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory in all respects to the Administrative Agent.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            The Borrower represents and warrants to the Administrative Agent and each Lender as follows (with references herein to Subsidiaries of the Borrower being understood to include the Acquired Businesses after giving effect to the Transactions):

            SECTION 4.1. EXISTENCE; POWER. The Borrower and each of its Subsidiaries (i) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 4.2. ORGANIZATIONAL POWER; AUTHORIZATION. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party's organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder, partner or member, action. This Agreement has been duly executed and delivered by the Borrower, and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of the Borrower or such Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

            SECTION 4.3. GOVERNMENTAL APPROVALS; NO CONFLICTS. The execution, delivery and performance by the Borrower of this Agreement, and by each Loan Party of the other Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (b) will not violate any Requirements of Law applicable to the Borrower or any of its Subsidiaries or any judgment, order or ruling of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding on the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, in each case other than violations, defaults or rights which could not reasonably expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens (if any) created under the Loan Documents.

            SECTION 4.4. FINANCIAL STATEMENTS.

            (a) The Borrower has furnished to each Lender the audited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2005 and the related consolidated statements of income, owners' equity and cash flows for the Fiscal Year then ended, together with the audit report of KPMG, LLP. Such financial statements fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of such dates and the consolidated results of operations for such periods in conformity with GAAP consistently applied. Since December 31, 2005, there have been no changes with respect to the Borrower and its Subsidiaries which have had or could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

            (b) The Borrower has furnished to each Lender (i) for the segments of the Acquired Businesses that were previously acquired by OKE from Koch Industries, excluding, however, ONEOK NGL Pipeline (x) audited consolidated balance sheets and related statements of income, owners' equity, and cash flows for 2003 and 2004, and (y) unaudited consolidated balance sheets and related statements of income, for the period July 1, 2005 through December 31, 2005, and
(ii) for the segments of the Acquired Businesses that were not previously acquired from Koch Industries, unaudited consolidated balance sheets and related statements of income, for 2003, 2004 and 2005. All such financial statements fairly present the consolidated financial condition of the Acquired Businesses covered by such financial statements as of the respective dates, and the consolidated results of operations for the respective periods, in conformity with GAAP consistently applied. Since December 31, 2005, there have been no changes with respect to the Acquired Businesses that have had or could reasonably be expected to have, singly or in the aggregate, a material adverse effect on the business, results of operations, financial condition, assets, or liabilities of the Acquired Businesses taken as a whole.

      (c) The Borrower has furnished to each Lender a pro forma consolidated balance sheet of the Borrower and the Acquired Businesses as of the December 31, 2005, after giving effect to the Transactions. Such pro forma consolidated balance sheet fairly presents the pro forma financial position of the Borrower and the Acquired Businesses and their respective subsidiaries.

      (d) The Borrower has delivered to each Lender consolidated financial projections for the Borrower and its Subsidiaries (including the Acquired Businesses) through the 2010 fiscal year. Such financial projections have been prepared in good faith based upon assumptions reasonable at the time made and at the time delivered to the Lenders, and the Borrower has delivered to each Lender as of the Closing Date any supplemental or corrective information material to such financial projections (it being understood that such financial projections are subject to uncertainties and contingencies beyond the control of the Borrower and the Acquired Businesses, and that no assurances can be given that such projections will be realized).

            SECTION 4.5. LITIGATION AND ENVIRONMENTAL MATTERS.

            (a) No litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document.

            (b) Except for the matters set forth on Schedule 4.5(b), neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or
(iv) knows of any basis for any Environmental Liability, that, in each case, could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

            SECTION 4.6. COMPLIANCE WITH LAWS AND AGREEMENTS. The Borrower and each Subsidiary is in compliance with (a) all Requirements of Law and all judgments, decrees and orders of any Governmental Authority and (b) all indentures, agreements or other instruments binding upon it or its properties, except where non-compliance, either singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 4.7. INVESTMENT COMPANY ACT, ETC. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" or is "controlled" by an "investment company", as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) otherwise subject to any other regulatory scheme limiting its ability to incur debt or requiring any approval or consent from or registration or filing with, any Governmental Authority in connection therewith.

            SECTION 4.8. TAXES. The Borrower and its Subsidiaries and each other Person for whose taxes the Borrower or any Subsidiary could become liable have timely filed or caused to be filed, or have received extensions of time for the filing of, all Federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except where the same are currently being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are anticipated.

            SECTION 4.9. MARGIN REGULATIONS. None of the proceeds of any of the Loans will be used, directly or indirectly, for "purchasing" or "carrying" any "margin stock" with the respective meanings of each of such terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulation U. Neither the Borrower nor its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock."

            SECTION 4.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial

Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans.

            SECTION 4.11. OWNERSHIP OF PROPERTY.

            (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold or easement interests in, or the right to use, all of its real and personal property material to the operation of its business, including all such properties reflected in the most recent audited consolidated balance sheet of the Borrower referred to in Section 4.4 or purported to have been acquired by the Borrower or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement except to the extent that the failure to have such good title, valid leasehold or easement interests, or rights to use, or that such Liens exist could not reasonably be expected to result in a Material Adverse Effect. All leases that individually or in the aggregate are material to the business or operations of the Borrower and its Subsidiaries are valid and subsisting and are in full force, except to the extent that the failure of such leases to be valid and subsisting could not reasonably be expected to result in a Material Adverse Effect.

            (b) Each of the Borrower and its Subsidiaries owns, or is licensed, or otherwise has the right, to use, all patents, trademarks, service marks, trade names, copyrights and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe in any material respect on the rights of any other Person except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

            (c) The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of the Borrower, in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or any applicable Subsidiary operates.

            SECTION 4.12. DISCLOSURE. The Borrower has disclosed to the Lenders all agreements, instruments, and corporate or other restrictions to which the Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the reports (including without limitation all reports that the Borrower is required to file with the Securities and Exchange Commission), financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in each case when taken as a whole, in light of the circumstances under which they were made, not misleading.

            SECTION 4.13. LABOR RELATIONS. There are no strikes, lockouts or other material labor disputes or grievances against the Borrower or any of its Subsidiaries, or, to the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries, and no significant unfair labor practice, charges or grievances are pending against the Borrower or any of its Subsidiaries, or to the Borrower's knowledge, threatened against any of them before any Governmental Authority. All payments due from the Borrower or any of its Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the Borrower or any such Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

            SECTION 4.14. SUBSIDIARIES. Schedule 4.14 sets forth the name of, the jurisdiction of incorporation or organization of, and the type of, each Subsidiary, in each case as of the Closing Date.

            SECTION 4.15. INSOLVENCY. After giving effect to the execution and delivery of the Loan Documents, the making of the Loans under this Agreement, neither the Borrower nor its Subsidiaries will be "insolvent," within the meaning of such term as defined in Section 101 of Title 11 of the United States Code, as amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

            SECTION 4.16. OFAC. No Loan Party (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury's Office of Foreign Assets Control regulation or executive order.

            SECTION 4.17. PATRIOT ACT. Each Loan Party is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

      SECTION 4.18. CONSUMMATION OF THE TRANSACTIONS Each of the OKE Acquisition and the NBPC Sale has been consummated substantially in accordance with the OKE Acquisition Documents and the NBPC Sale Documents, respectively, in each case without amendments, waivers, or other modifications adverse in any material respect to the Borrower or its Subsidiaries or the Lenders. The OKE Acquisition Documents and the NBPC Sale Documents are in full force and effect, no material default or material breach has occurred thereunder, and the representations and warranties contained therein are true and correct in all material respects on the Closing Date.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

            The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or any Obligation remains unpaid or outstanding:

            SECTION 5.1. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Borrower will deliver to the Administrative Agent and each Lender:

            (a) as soon as available and in any event within 120 days after the end of each Fiscal Year of Borrower, a copy of the annual audited report for such Fiscal Year for the Borrower and its Subsidiaries, containing a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows (together with all footnotes thereto) of the Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year (other than with respect to the businesses acquired by the Borrower in the OKE Acquisition that had previously been owned by Koch Industries), all in reasonable detail and reported on by KPMG, LLP or other independent public accountants of nationally recognized standing (without a "going concern" or like qualification, exception or explanation and without any qualification or exception as to scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the Borrower and its Subsidiaries for such Fiscal Year on a consolidated and consolidating basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

            (b) as soon as available and in any event within 60 days after the end of each Fiscal Quarter of the Borrower, an unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and the related unaudited consolidated and consolidating statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower's previous Fiscal Year;

            (c) concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above, a Compliance Certificate signed by the chief executive officer, chief financial officer or treasurer of the Borrower;

            (d) concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above, a description of each Material Project commenced or in progress during the periods covered by such financial statements, the current budget and scheduled completion date for such Material Project, a description in reasonable detail as to the status of the construction and percentage completion of such Material Project as of the end of such periods, and such other information in respect of such Material Project as the Administrative Agent or any Lender may reasonably request;

            (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of said Commission; and

            (f) promptly following any request therefor, such other information regarding the results of operations, business affairs and financial condition of the Borrower or any Subsidiary as the Administrative Agent or any Lender may reasonably request.

            SECTION 5.2. NOTICES OF MATERIAL EVENTS. The Borrower will furnish to the Administrative Agent prompt written notice of the following:

            (a) the occurrence of any Default or Event of Default;

            (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of the Borrower, affecting the Borrower or any Subsidiary which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

            (c) the occurrence of any event or any other development by which the Borrower or any of its Subsidiaries (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability, (iii) receives notice of any claim with respect to any Environmental Liability, or (iv) becomes aware of any basis for any Environmental Liability and in each of the preceding clauses, which individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

            (d) the occurrence of any ERISA Event that alone, or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $15,000,000;

            (e) the occurrence of any default or event of default, or the receipt by Borrower or any of its Subsidiaries of any written notice of an alleged default or event of default, respect of any Material Indebtedness of the Borrower or any of its Subsidiaries; and

            (f) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 5.2 shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

            SECTION 5.3. EXISTENCE; CONDUCT OF BUSINESS. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business and will continue to engage in the same business as presently conducted or such other businesses that are reasonably related thereto; provided, that nothing in this Section 5.3 shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.3.

            SECTION 5.4. COMPLIANCE WITH LAWS, ETC. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its business and properties, including without limitation, all Environmental Laws, ERISA and OSHA, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.5. PAYMENT OF OBLIGATIONS. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge at or before maturity, all of its obligations and liabilities (including without limitation all tax liabilities and claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.6. BOOKS AND RECORDS. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of Borrower in conformity with GAAP.

            SECTION 5.7. VISITATION, INSPECTION, ETC. The Borrower will, and will cause each of its Subsidiaries to, permit any representative of the Administrative Agent or any Lender, to visit and inspect its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as the Administrative Agent or any Lender may reasonably request after reasonable prior notice to the Borrower; provided, however, if an Event of Default has occurred and is continuing, no prior notice shall be required.

            SECTION 5.8. MAINTENANCE OF PROPERTIES; INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations.

            SECTION 5.9. USE OF PROCEEDS. The Borrower will use the proceeds of all Loans for payment of the cash consideration for the OKE Acquisition and related transaction costs and fees. No part of the proceeds of any Loans will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X.

            SECTION 5.10. PARI PASSU STATUS. Each Loan Party will ensure the claims and rights of the Lenders against it under this Agreement and each other Loan Document will not be subordinate to, and will rank at all times at least pari passu with, all other unsecured Indebtedness of such Loan Party.

            SECTION 5.11. MAINTENANCE OF TAX STATUS. The Borrower shall take all action necessary to prevent the Borrower and Intermediate Partnership from being, and will take no action which would have the effect of causing either of the Borrower or Intermediate Partnership to be, treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes.

                                   ARTICLE VI

                               FINANCIAL COVENANTS

            The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or any Obligation remains unpaid or outstanding:

            SECTION 6.1. LEVERAGE RATIO. The Borrower will maintain at all times a Leverage Ratio of not greater than 4.75:1.00 (the "Required Threshold"); provided, however, that if the Borrower consummates one or more acquisitions permitted hereunder in which the aggregate purchase price of all such acquisitions exceeds $25,000,000, then the Required Threshold shall be increased to 5.25:1.00 for the first two full fiscal reporting periods during any 12-month period immediately following the consummation of such acquisitions.

            SECTION 6.2. INTEREST COVERAGE RATIO. The Borrower will maintain as of the end of each Fiscal Quarter an Interest Coverage Ratio of not less than 3.00:1.00.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

            The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or any Obligation remains unpaid or outstanding:

            SECTION 7.1. INDEBTEDNESS; PREFERRED INTERESTS. The Borrower will not permit any of its Subsidiaries to create, incur, assume or suffer to exist any Indebtedness, except:

            (a) Viking's $32,000,000 Notes, 6.65% Series A Due October 31, 2008, $5,400,000 Notes, 7.10% Series B due November 30, 2011, $14,000,000 Notes, 7.31%
Series C due September 30, 2012, and $20,000,000 Notes, 8.04% Series D due September 30, 2014, all issued pursuant to the Viking Indenture, and the Viking Guaranty;

            (b) trade debt for goods furnished or services rendered in the ordinary course of business and payable in accordance with customary trade terms that are not more than 90 days past due;

            (c) endorsements of checks or drafts in the ordinary course of business;

            (d) other Indebtedness of the Subsidiaries of the Borrower (excluding Indebtedness otherwise permitted in this Section 7.1) which does not exceed $35,000,000 outstanding at any time in the aggregate;

            (e) Indebtedness of the Subsidiaries of the Borrower resulting from loans made by the Borrower to Intermediate Partnership, loans by Intermediate Partnership to another Subsidiary or other loans by a Subsidiary to another Subsidiary; provided, however, that any Indebtedness of Intermediate Partnership resulting from loans made by any Subsidiary to Intermediate Partnership shall be subordinated on terms and conditions satisfactory to Administrative Agent and the Required Lenders in right of payment to its obligations under the Guaranty Agreements;

            (f) the guaranty by Intermediate Partnership of the Borrower's Indebtedness; and

            (g) to the extent Guardian Pipeline, L.L.C. ("Guardian") is a Subsidiary of the Borrower, Indebtedness of Guardian pursuant to the Master Shelf Agreement and Revolving Note Agreement, each dated as of November 8, 2001, among Guardian, Prudential Insurance Company of America and the other parties thereto, in each case as amended from time to time (the "Guardian Agreements");

provided, however, no Indebtedness otherwise permitted under this Section 7.1 shall be permitted if, after giving effect to the incurrence thereof, any Default or Event of Default shall have occurred and be continuing.

            Borrower will not, and will not permit any Subsidiary to, issue any preferred shares or other preferred partnership, limited liability company or other equity interests that (i) mature or are mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) are or may become redeemable or repurchaseable by Borrower or such Subsidiary at the option of any holders thereof, in whole or in part or (iii) are convertible or exchangeable at the option of any holders thereof for Indebtedness or preferred shares or any other preferred partnership, limited liability company or other equity interests described in this paragraph, on or prior to, in the case of clause (i), (ii) or
(iii), the first anniversary of the Maturity Date.

            SECTION 7.2. NEGATIVE PLEDGE. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired or, except:

            (a) Permitted Encumbrances;

            (b) any Liens on any property or asset of the Borrower or any Subsidiary existing on the Closing Date set forth on Schedule 7.2; provided, that such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary;

            (c) purchase money Liens upon or in any fixed or capital assets to secure the purchase price or the cost of construction or improvement of such fixed or capital assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing any Capital Lease Obligations); provided, that (i) such Lien secures Indebtedness permitted by Section 7.1, (ii) such Lien attaches to such asset concurrently or within 90 days after the acquisition, improvement or completion of the construction thereof; (iii) such Lien does not extend to any other asset; and (iv) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets;

            (d) any Lien (i) existing on any asset of any Person at the time such Person becomes a Subsidiary of the Borrower, (ii) existing on any asset of any Person at the time such Person is merged with or into the Borrower or any Subsidiary of the Borrower or (iii) existing on any asset prior to the acquisition thereof by the Borrower or any Subsidiary of the Borrower; provided, that any such Lien was not created in the contemplation of any of the foregoing and any such Lien secures only those obligations which it secures on the date that such Person becomes a Subsidiary or the date of such merger or the date of such acquisition;

            (e) Liens on the limited liability company interests in Fort Union, L.L.C. which are owned by Crestone Powder River L.L.C., a Delaware limited liability company, which Liens secure amounts owed under the Fort Union Project Finance Documents;

            (f) Liens on the limited liability company interests in Lost Creek, L.L.C. which are owned by Crestone Wind River, L.L.C., a Delaware limited liability company, which Liens secure amounts owed under the Lost Creek Project Finance Documents; and

            (g) extensions, renewals, or replacements of any Lien referred to in paragraphs (a) through (f) of this Section 7.2; provided, that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby;

            (h) any Liens in favor of any trustee under any indentures governing Indebtedness of the Borrower or any of its Subsidiaries securing unpaid fees of such trustee in collateral in the possession of such trustee;

            (i) any right which any municipal or governmental body or agency may have by virtue of any franchise, license, contract or status to purchase or designate a purchaser of, or order the sale of, any property of the Borrower or any Subsidiary upon payment of reasonable compensation therefor or to terminate any franchise, license or other rights or to regulate the property and business of the Borrower or any Subsidiary;

            (j) Liens on cash and cash equivalents granted pursuant to master netting agreements entered into in the ordinary course of business in connection with Hedging Transactions; provided that (i) the transactions secured by such Liens are governed by standard

International Swaps and Derivatives Association, Inc. ("ISDA") documentation, and (ii) such Hedging Transactions consist of derivative transactions contemplated to be settled in cash and not by physical delivery and are designed to minimize the risk of fluctuations in oil and gas prices with respect to the Borrower's and its Subsidiaries' operations in the ordinary course of its business;

            (k) Liens pursuant to master netting agreements entered into in the ordinary course of business in connection with Hedging Transactions, in each case pursuant to which the Borrower or any Subsidiary of the Borrower, as a party to such master netting agreement and as pledgor, pledges or otherwise transfers to the other party to such master netting agreement, as pledgee, in order to secure the Borrower's or such Subsidiary's obligations under such master netting agreement, a Lien upon and/or right of set off against, all right, title, and interest of the pledgor in any obligations of the pledgee owed to the pledgor, together with all accounts and general intangibles and payment intangibles in respect of such obligations and all dividends, interest, and other proceeds from time to time received, receivable, or otherwise distributed in respect of, or in exchange for, any or all of the foregoing;

            (l) Liens arising in the ordinary course of business under Oil and Gas Agreements to secure compliance with such agreements, provided that any such Lien referred to in this clause are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, and provided further that any such Lien referred to in this clause does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by the Borrower or any Subsidiary or materially impair the value of such property subject thereto, and provided further that such Liens are limited to property that is the subject of the relevant Oil and Gas Agreement; and

            (m) Liens not otherwise permitted by this Section 7.2 if at the time of, and after giving effect to, the creation or assumption of any such Lien, the aggregate of all obligations of the Borrower and its Subsidiaries secured by any Liens not otherwise permitted hereby does not exceed five percent (5%) of the sum of (i) the consolidated owners' equity, determined in accordance with GAAP, of the Borrower and its Subsidiaries, and (ii) Consolidated Total Debt.

            SECTION 7.3. FUNDAMENTAL CHANGES.

            (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all of its assets (in each case, whether now owned or hereafter acquired) or all or substantially all of the Capital Stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired) or liquidate or dissolve; provided, that if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, then (i) the Borrower or any Subsidiary may merge with a Person if the Borrower (or such Subsidiary if the Borrower is not a party to such merger) is the surviving Person, (ii) any Subsidiary may merge into another Subsidiary; (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Borrower or to a Subsidiary Loan

Party, and (iv) any Subsidiary (other than a Subsidiary Loan Party) may sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all of its assets (in each case, whether now owned or hereafter acquired) or all or substantially all of the stock of or other equity interest or may liquidate or dissolve if no Default or Event of Default has occurred and is continuing or would result therefrom, and the Borrower determines in good faith that such sale, lease, transfer, disposition, liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided, however, that in no event shall any such merger, consolidation, sale, transfer, lease or other disposition whether or not otherwise permitted by this Section 7.3 have the effect of releasing any Loan Party from any of its obligations and liabilities under this Agreement or the other Loan Documents.

            (b) The Borrower shall not engage in any business activity except the ownership of a limited partner interest in Intermediate Partnership and such activities as may be incidental or related thereto. Intermediate Partnership shall not, and the Loan Parties shall not permit any of their Subsidiaries to, engage, directly or indirectly, in any business activity except (a) existing business activities consisting of the ownership and operation of natural gas pipelines, coal slurry pipelines, natural gas gathering facilities, midstream gas processing facilities, extension and expansion of such pipelines and facilities and related facilities, services related to the transportation, marketing and processing of natural gas and coal slurry and such activities as may be incidental or related to the aforementioned and (b) new business activities in the area of storage, exploration, development, production, processing, refining, transportation or marketing of gas, oil, coal or products thereof, provided the gross income of such activities allows Borrower to meet the exception in Section 7704 of the Code.

            SECTION 7.4. INVESTMENTS, LOANS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger), any common stock, evidence of indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing being collectively called "Investments"), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit, or create or form any Subsidiary, except:

            (a) Investments (other than Permitted Investments) existing on the date hereof and set forth on Schedule 7.4 (including Investments in Subsidiaries);

            (b) Permitted Investments;

            (c) Guarantees constituting Indebtedness permitted by Section 7.1;

            (d) loans or advances to employees, officers or directors of the Borrower or any Subsidiary in the ordinary course of business for travel, relocation and related expenses; provided, however, that the aggregate amount of all such loans and advances does not exceed $1,000,000 at any time;

            (e) Hedging Transactions permitted by Section 7.10;

            (f) Investments in and through Intermediate Partnership permitted by
Section 7.3(b); and

            (g) Investments made as part of the OKE Acquisition.

            SECTION 7.5. RESTRICTED PAYMENTS. The Borrower will not, and will not permit its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any dividend on any class of its Capital Stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any shares of Capital Stock or Indebtedness subordinated to the Obligations of the Borrower or any Guarantee thereof or any options, warrants, or other rights to purchase such Capital Stock or such Indebtedness, whether now or hereafter outstanding (each, a "Restricted Payment"), except for (i) dividends payable by Subsidiaries of the Borrower solely in shares of any class of its Capital Stock, (ii) Restricted Payments made by any Subsidiary to the Borrower or to another Subsidiary, on at least a pro rata basis with any other holders of its Capital Stock if such Subsidiary is not wholly owned by the Borrower and other wholly owned Subsidiaries, (iii) distributions on the Limited Partnership Units and General Partners' interests in accordance with the Borrower Partnership Agreement and (iv) repurchases of the Limited Partnership Interests provided that the aggregate purchase price therefore does not exceed $20,000,000 in the aggregate during the term of this Agreement.

            SECTION 7.6. RESERVED.

            SECTION 7.7. TRANSACTIONS WITH AFFILIATES. Except as set forth in
Schedule 7.7, the Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and any other Loan Party not involving any other Affiliates and (c) any Restricted Payment permitted by Section 7.5.

            SECTION 7.8. RESTRICTIVE AGREEMENTS. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, to secure any obligations owing under the Loan Documents, except as provided for by (x) the Viking Indenture, (y) so long as Guardian is a Subsidiary of the Borrower, the Guardian Agreements, and (z) by indentures or other agreements governing publicly issued Indebtedness of the Borrower requiring that such Indebtedness be secured by an equal and ratable Lien with any Lien that may be granted to secure any obligations owing under the Loan Documents, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its Capital Stock, to make or repay loans or advances to the Borrower or any other Subsidiary, to Guarantee Indebtedness of the Borrower or any other Subsidiary or to transfer any of its property or assets to the Borrower or any Subsidiary of the Borrower; provided, that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement or any other Loan Document or any loan or credit agreement governing

Indebtedness permitted under Section 7.1(a), (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, (iii) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement or, so long as Guardian is a Subsidiary of the Borrower, the Guardian Agreements, in each case so long as such restrictions and conditions apply only to the property or assets securing such Indebtedness, and (iv) clause (a) shall not apply to customary provisions in leases restricting the assignment thereof.

            SECTION 7.9. GOVERNMENT REGULATIONS. No Loan Party will conduct its business in such a way that it will become subject to regulation under the Investment Company Act of 1940, as amended, the Federal Power Act, as amended, or any other Law (other than Regulations T, U, and X of the Board of Governors of the Federal Reserve System) which regulates the incurrence of Indebtedness.

            SECTION 7.10. HEDGING TRANSACTIONS. The Borrower will not, and will not permit any of the Subsidiaries to, enter into any Hedging Transaction, other than Hedging Transactions entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities. Solely for the avoidance of doubt, the Borrower acknowledges that a Hedging Transaction entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Transaction under which the Borrower or any of the Subsidiaries is or may become obliged to make any payment (i) in connection with the purchase by any third party of any common stock or any Indebtedness or (ii) as a result of changes in the market value of any common stock or any Indebtedness but shall be deemed to exclude any Hedging Transaction in which the Borrower hedges the issuance price of its Limited Partnership Units in connection with an anticipated offering of additional Limited Partnership Units) is not a Hedging Transaction entered into in the ordinary course of business to hedge or mitigate risks.

            SECTION 7.11. ACCOUNTING CHANGES. The Borrower will not, and will not permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Borrower or of any of its Subsidiaries, except to change the fiscal year of a Subsidiary to conform its fiscal year to that of the Borrower.

            SECTION 7.12. RESTRICTIONS ON AGREEMENTS GOVERNING INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or otherwise become a party to any agreement governing Indebtedness of the Borrower or such Subsidiary which contains any redemption or "put rights" with respect to such Indebtedness that may be exercised by any holders of such Indebtedness or any trustee, agent or other representative on behalf of such holders, except for the Senior Notes and the Senior Notes Indentures.

            SECTION 7.13. CERTAIN AMENDMENTS TO CASH DISTRIBUTION POLICIES AND PARTNERSHIP AGREEMENTS. Each Loan Party agrees that it shall not consent to, vote in favor of or permit any amendment of (a) the cash distribution policies of Pipeline or Intermediate Partnership in any manner which would result in a Material Adverse Effect with respect to any

Loan Party or materially adversely affect the rights and remedies of Lenders under and in connection with this Agreement, the Notes or any other Loan Document; or (b) the Borrower Partnership Agreement, the Pipeline Partnership Agreement or the Intermediate Partnership Agreement in any manner which would
(i) have a material adverse effect on the rights and remedies of Lenders under and in connection with this Agreement, the Notes or any other Loan Document; or
(ii) result in a Material Adverse Effect.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

            SECTION 8.1. EVENTS OF DEFAULT. If any of the following events (each an "Event of Default") shall occur:

            (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or

            (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount payable under clause (a) of this Section 8.1) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) days; or

            (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document (including the Schedules attached thereto) and any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to the Administrative Agent or the Lenders by any Loan Party or any representative of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect when made or deemed made or submitted; or

            (d) the Borrower shall fail to observe or perform any covenant or agreement contained in Sections 5.1, 5.2, or 5.3 (with respect to the Borrower's existence) or Articles VI or VII; or

            (e) any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in clauses
(a), (b) and (d) above) or any other Loan Document, and such failure shall remain unremedied for 30 days after the earlier of (i) any officer of the Borrower becomes aware of such failure, or (ii) notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

            (f) the Borrower or any Subsidiary (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of, or premium or interest on, any Material Indebtedness that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing or governing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; provided, that no Default will result from a Rating Decline Offer (as such term is defined in the Senior Note Indentures), or the event causing such offer, under the Senior Notes or the election by one or more holders of Senior Note(s) to exercise its or their rights to have all or any portion of their Senior Notes repurchased by the Borrower; or

            (g) the Borrower or any Subsidiary shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Section 8.1, (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any such Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or

            (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

            (i) the Borrower or any Subsidiary shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or

            (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in liability to the Borrower and the Subsidiaries in an aggregate amount exceeding $50,000,000; or

            (k) any judgments or orders for the payment of money in excess of $50,000,000 in the aggregate shall be rendered against the Borrower or any Subsidiaries, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgments or orders or (ii) there shall be a period of 30 consecutive days during which a stay of enforcement of such judgments or orders, by reason of a pending appeal or otherwise, shall not be in effect; or

            (l) any non-monetary judgment or order shall be rendered against the Borrower or any Subsidiary that could reasonably be expected to have a Material Adverse Effect, and there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (m) a Change in Control shall occur or exist; or

            (n) any Loan Document shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect in any material respect or be declared to be null and void (other than in accordance with the terms hereof or thereof) or the validity or enforceability thereof be contested by any Loan Party thereto or any Loan Party shall deny in writing that it has any or any further liability or obligations under any Loan Document to which it is a party; or

            (o) any event or condition shall occur or exist with respect to any activity or substance regulated under the Environmental Law and, as a result of such event or condition, any Loan Party or any of their respective Subsidiaries shall have incurred or in the opinion of the Required Lenders will be reasonably likely to incur a liability in excess of $50,000,000 during any consecutive twelve (12) month period; or

            (p) any Loan Party shall dissolve, liquidate, or otherwise terminate their existence;

            (q) any material provision of any Guaranty Agreement shall for any reason cease to be valid and binding on, or enforceable against any Guarantor, or any Guarantor shall so state in writing, or any Guarantor shall seek to terminate its Guaranty Agreement; or

            (r) any "Event of Default" shall occur or exist under the terms of the Five-Year Revolving Credit Agreement;

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Section 8.1) and at any time thereafter during the continuance of such event, the Administrative Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitment of each Lender shall terminate immediately, (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become, due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower,
(iii) exercise all remedies contained in any other Loan Document, and (iv) exercise any other remedies available at law or in equity; and that, if an Event of Default specified in either clause (g) or (h) shall occur, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees, and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

            SECTION 9.1. APPOINTMENT OF ADMINISTRATIVE AGENT. Each Lender irrevocably appoints SunTrust Bank as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent. The Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent or attorney-in-fact and the Related Parties of the Administrative Agent, any such sub-agent and any such attorney-in-fact and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

            SECTION 9.2. NATURE OF DUTIES OF ADMINISTRATIVE AGENT. The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents or attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a "Default" or "Event of Default" hereunder) is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent may consult with legal counsel (including counsel for the Borrower) concerning all matters pertaining to such duties.

            SECTION 9.3. LACK OF RELIANCE ON THE ADMINISTRATIVE AGENT. Each of the Lenders acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking of any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.

            SECTION 9.4. CERTAIN RIGHTS OF THE ADMINISTRATIVE AGENT. If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act, unless and until it shall have received instructions from such Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.

            SECTION 9.5. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

            SECTION 9.6. THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The bank acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.

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            SECTION 9.7. SUCCESSOR ADMINISTRATIVE AGENT.

            (a) The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to the approval by the Borrower provided that no Default or Event of Default shall exist at such time. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or any state thereof or a bank which maintains an office in the United States, having a combined capital and surplus of at least $500,000,000.

            (b) Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If within 45 days after written notice is given of the retiring Administrative Agent's resignation under this Section 9.7 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent's resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent's resignation hereunder, the provisions of this Article shall continue in effect for the benefit of such retiring Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.

            SECTION 9.8. AUTHORIZATION TO EXECUTE OTHER LOAN DOCUMENTS. Each Lender hereby authorizes the Administrative Agent to execute on behalf of all Lenders all Loan Documents other than this Agreement.

            SECTION 9.9. SYNDICATION AGENT AND CO-DOCUMENTATION AGENTS. Each Lender hereby designates Citicorp North America, Inc. as Syndication Agent and agrees that the Syndication Agent shall have no duties or obligations under any Loan Documents to any Lender or any Loan Party. Each Lender hereby designates Bank of Montreal (doing business as Harris Nesbitt), UBS Loan Finance LLC, and Wachovia Bank, National Association, as Co-Documentation Agents and agrees that the Co-Documentation Agents shall have no duties or obligations under any Loan Documents to any Lender or any Loan Party.

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                                    ARTICLE X

                                  MISCELLANEOUS

            SECTION 10.1. NOTICES.

            (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            To the Borrower:                    Northern Border Partners, L.P.
                                                13710 FNB Parkway
                                                Omaha, NE 68154
                                                Attn: Mr. Jerry L. Peters
                                                   Chief Financial and
                                                    Accounting Officer
                                                Telephone: 402-492-7345
                                                Telecopy: 402-492-7479

            with a copy to:                     Northern Plains Natural Gas
                                                 Company
                                                13710 FNB Parkway
                                                Omaha, NE 68154
                                                Attn:  Ms. Janet Place
                                                   Vice President and General
                                                    Counsel
                                                Telephone: 402-492-7315
                                                Telecopy: 402-492-7480

            To the Administrative Agent:

                                                SunTrust Bank
                                                303 Peachtree Street, NE
                                                Atlanta, Georgia 30308
                                                Attention: Mr. David Edge
                                                Telecopy Number: (404) 827-6270

            With a copy to:                     SunTrust Bank
                                                Agency Services
                                                303 Peachtree Street, NE/ 25th
                                                 Floor
                                                Atlanta, Georgia 30308
                                                Attention: Ms. Dorris Folsom
                                                Telecopy Number: (404) 658-4906

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                                                and

                                                King & Spalding LLP
                                                1180 Peachtree Street, NE
                                                Atlanta, Georgia 30309
                                                Attention: Carolyn Z. Alford
                                                Telecopy Number: (404) 572-5128

            To any other Lender:                the address set forth in the
                                                Administrative Questionnaire or
                                                the Assignment and Acceptance
                                                Agreement executed by such
                                                Lender

      Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mail or if delivered, upon delivery; provided, that notices delivered to the Administrative Agent shall not be effective until actually received by such Person at its address specified in this Section 10.1.

            (b) Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent and Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in any such telephonic or facsimile notice.

            SECTION 10.2. WAIVER; AMENDMENTS.

            (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or any other Loan Document, and no course of dealing between the Borrower and the Administrative Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph
(b) of this Section 10.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the

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generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time.

            (b) No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders or the Borrower and the Administrative Agent with the consent of the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment or waiver shall: (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or interest thereon or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender or waive or amend any condition set forth in
Section 3.1, (v) change any of the provisions of this Section 10.2 or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender; (vi) release any guarantor or limit the liability of any such guarantor under any guaranty agreement, without the written consent of each Lender; (vii) release all or substantially all collateral (if any) securing any of the Obligations, without the written consent of each Lender; provided further, that no such agreement shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent without the prior written consent of such Person. Notwithstanding anything contained herein to the contrary, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.3), such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.

            SECTION 10.3. EXPENSES; INDEMNIFICATION.

            (a) The Borrower shall pay (i) all reasonable, out-of-pocket costs and expenses of the Administrative Agent, the Syndication Agent and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, the Syndication Agent and their Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), and (ii) all out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel) incurred by the Administrative Agent, the Syndication Agent or any Lender in connection with the

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

enforcement or protection of its rights in connection with this Agreement, including its rights under this Section 10.3, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

            (b) The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from a claim brought by one Indemnitee against another Indemnitee (other than the Administrative Agent or the Syndication Agent, in their capacities as such).

            (c) The Borrower shall pay, and hold the Administrative Agent and each of the Lenders harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any collateral described therein, or any payments due thereunder, and save the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

            (d) To the extent that the Borrower fails to pay any amount required to be paid to the Administrative Agent under clauses (a), (b) or (c) hereof, each Lender severally agrees to pay to the Administrative Agent such Lender's Pro Rata Share (determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense,

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

as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

            (e) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or the use of proceeds thereof.

            (f) All amounts due under this Section 10.3 shall be payable promptly after written demand therefor.

            SECTION 10.4. SUCCESSORS AND ASSIGNS.

            (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

            (i) Minimum Amounts.

                  (A) in the case of an assignment of the entire remaining
            amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

                  (B) in any case not described in paragraph (b)(i)(A) of this
            Section, the aggregate amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Acceptance, as of the Trade Date) shall

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

            not be less than [$1,000,000], unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

            (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Commitment assigned.

            (iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

                  (A) the consent of the Borrower (such consent not to be
            unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

                  (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender with a Commitment [or an Affiliate of such Lender].

            (iv) Assignment and Acceptance. The parties to each assignment shall deliver to the Administrative Agent (A) a duly executed Assignment and Acceptance, (B) a processing and recordation fee of $3,000, (C) an Administrative Questionnaire unless the assignee is already a Lender and
      (D) the documents required under Section 2.17 if such assignee is a Foreign Lender.

            (v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower's Affiliates or Subsidiaries.

            (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section 10.4, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.18, and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such

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Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 10.4.

            (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Atlanta, Georgia a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments and the principal amounts of the Loans of, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent sell participations to any Person (other than a natural person, the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

            (e) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following to the extent affecting such Participant: (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or interest thereon or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section 10.4 or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender; (vi) release any guarantor or limit the liability of any such guarantor under any guaranty agreement without the written consent of each Lender except to the extent such release is expressly provided under the terms of the Guaranty Agreement; or (vii) release all or substantially all collateral (if any) securing any of the Obligations. Subject to paragraph (e) of this
Section 10.4, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16, and 2.17 to the same extent as

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

if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.4. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18 as though it were a Lender.

            (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 and Section 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with
Section 2.17(e) as though it were a Lender.

            (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            SECTION 10.5. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

            (a) This Agreement and the other Loan Documents shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York.

            (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the United States District Court of the Southern District of New York, and of any state court of the State of Supreme Court of the State of New York sitting in New York county and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the extent permitted by applicable law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

            (c) The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section 10.5 and brought in any court referred to in paragraph (b) of this Section 10.5. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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

            (d) Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

            SECTION 10.6. WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            SECTION 10.7. RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrower at any time held or other obligations at any time owing by such Lender to or for the credit or the account of the Borrower against any and all Obligations held by such Lender irrespective of whether such Lender shall have made demand hereunder and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Administrative Agent and the Borrower after any such set-off and any application made by such Lender, as the case may be; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

            SECTION 10.8. COUNTERPARTS; INTEGRATION. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the Fee Letter, the other Loan Documents, and any separate letter agreement(s) relating to any fees payable to the Administrative Agent or the Co-Arrangers constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.

            SECTION 10.9. SURVIVAL. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17, and 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, and the Commitments or the termination of this Agreement or any provision hereof as the case may be. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and the making of the Loans.

            SECTION 10.10. SEVERABILITY. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            SECTION 10.11. CONFIDENTIALITY. The Administrative Agent and each Lender agrees to take normal and reasonable precautions to maintain the confidentiality of any information designated in writing as confidential and provided to it by the Borrower or any Subsidiary, except that such information may be disclosed (i) to any Related Party of the Administrative Agent or any such Lender, including without limitation accountants, legal counsel and other advisors, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority, (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section 10.11, or which becomes available to the Administrative Agent or any Lender or any Related Party of any of the foregoing on a nonconfidential basis from a source other than the Borrower, (v) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, and (ix) subject to provisions substantially similar to this Section 10.11, to any actual or prospective assignee or Participant, or
(vi) with the consent of the Borrower. Any Person required to maintain the confidentiality of any information as provided for in this Section 10.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information.

            SECTION 10.12. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate of interest (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by a Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section
10.12 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

            SECTION 10.13. WAIVER OF EFFECT OF SEAL. The Borrower represents and warrants that neither it nor any other Loan Party is required to affix any seal to this Agreement or any other Loan Document pursuant to any Requirement of Law or regulation, agrees that this Agreement is delivered by Borrower under seal and waives any shortening of the statute of limitations that may result from not affixing any seal to this Agreement or such other Loan Documents.

            SECTION 10.14. PATRIOT ACT The Administrative Agent and each Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act. Each Loan Party shall, and shall cause each of its Subsidiaries to, provide to the extent commercially reasonable, such information and take such other actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.

            SECTION 10.15. NO GENERAL PARTNER LIABILITY The Administrative Agent and Lenders agree for themselves and their respective successors, participants and assigns, including any subsequent holder of any Note, that any claim against Borrower which may arise under any Loan Document shall be made only against and shall be limited to the assets of Borrower, except to the extent any general partner of the Borrower may have obligations with respect to such claim pursuant to the terms of its Guaranty Agreement, if any, and that no judgment, order or execution entered in any suit, action or proceeding, whether legal or equitable, on this Agreement, such Note or any of the other Loan Documents shall be obtained or enforced against any general partner of the Borrower or its assets for the purpose of obtaining satisfaction and payment of such Note, the Obligations evidenced thereby, any other Obligation or any claims arising thereunder or under this Agreement or any other Loan Document, any right to proceed against any general partner of the Borrower individually or their respective representatives or assets being hereby expressly waived, renounced and remitted by the Administrative Agent and Lenders for themselves and their respective successors, participants and assigns. Nothing in this Section 10.15, however, shall be construed so as to prevent the Administrative Agent, any Lender or any other holder of any Note from commencing any action, suit or proceeding with respect to or causing legal papers to be served upon any general partner of the Borrower for the purpose of obtaining jurisdiction over Borrower.

                  (remainder of page left intentionally blank)

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                      NORTHERN BORDER PARTNERS, L.P.

                                      By /s/  Jerry L. Peters
                                         -------------------------------------
                                      Name:  Jerry L. Peters
                                      Title: Chief Financial and Accounting
                                             Officer


                                      SUNTRUST BANK
                                      AS ADMINISTRATIVE AGENT AND AS A LENDER

                                      By /s/ David Edge
                                         -------------------------------------
                                         Name:  David Edge
                                         Title: Managing Director


             [SIGNATURE PAGES TO THE NORTHERN BORDER PARTNERS, L.P.
                            364-DAY CREDIT AGREEMENT]

                                      CITICORP NORTH AMERICA, INC.

                                      AS A LENDER

                                      By: /s/ Todd J. Mogil
                                          --------------------------------
                                          Name:  Todd J. Mogil
                                          Title: Director

             [SIGNATURE PAGES TO THE NORTHERN BORDER PARTNERS, L.P.
                            364-DAY CREDIT AGREEMENT]

                                      HARRIS NESBITT FINANCING, INC.,
                                      AS A LENDER

                                      By: /s/ Cahal B. Carmody
                                          --------------------------------
                                          Name:  Cahal B. Carmody
                                          Title: Vice President

             [SIGNATURE PAGES TO THE NORTHERN BORDER PARTNERS, L.P.
                            364-DAY CREDIT AGREEMENT]

                                      UBS LOAN FINANCE LLC,
                                      AS A LENDER

                                      By /S/ Richard L. Tavrow
                                         ---------------------------------
                                         Name:  Richard L. Tavrow
                                         Title: Director

                                      By /s/ Irja R. Otsa
                                         ---------------------------------
                                         Name:  Irja R. Otsa
                                         Title: Associate Director

             [SIGNATURE PAGES TO THE NORTHERN BORDER PARTNERS, L.P.
                            364-DAY CREDIT AGREEMENT]

                                      WACHOVIA BANK, NATIONAL
                                         ASSOCIATION, AS A LENDER

                                      By /s/ Shannan Townsend
                                         ---------------------------------
                                         Name:  Shannan Townsend
                                         Title: Director

             [SIGNATURE PAGES TO THE NORTHERN BORDER PARTNERS, L.P.
                            364-DAY CREDIT AGREEMENT]

                                      PNB PARIBAS, AS A LENDER

                                      By /s/ J. Onischuk
                                         ---------------------------------
                                         Name:  J. Onischuk
                                         Title: Director

                                      By /s/ Greg Smothers
                                         ---------------------------------
                                         Name:  Greg Smothers
                                         Title: Vice President

             [SIGNATURE PAGES TO THE NORTHERN BORDER PARTNERS, L.P.
                            364-DAY CREDIT AGREEMENT]

                                     THE ROYAL BANK OF SCOTLAND PLC, AS A LENDER

                                     By /s/ John Preece
                                        ---------------------------------
                                        Name:  John Preece
                                        Title: Vice President

             [SIGNATURE PAGES TO THE NORTHERN BORDER PARTNERS, L.P.
                            364-DAY CREDIT AGREEMENT]

                                   SCHEDULE I

                   APPLICABLE MARGIN AND APPLICABLE PERCENTAGE

Pricing                                    Applicable Margin for     Applicable Margin for Base    Applicable Percentage for
 Level            Rating Category             Eurodollar Loans               Rate Loans                 Commitment Fee
-------       -------------------------    ---------------------     ---------------------------   -------------------------
   I          A-or higher/A3 or higher        0.325% per annum             0.00% per annum             0.050% per annum
  II          BBB+/Baa1                       0.400% per annum             0.00% per annum             0.065% per annum
  III         BBB/Baa2                        0.500% per annum             0.00% per annum             0.080% per annum
  IV          BBB- /Baa3                      0.675% per annum             0.00% per annum             0.100% per annum
   V          BB+ or lower/Ba1 or lower       0.800% per annum             0.00% per annum             0.150% per annum

      The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior, unsecured long-term debt securities of the Borrower without third-party credit enhancement, whether or not any such debt securities are actually outstanding, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect on any date is that in effect at the close of business on such date. If the Borrower is split-rated and
(1) the ratings differential is one category, the higher of the two ratings will apply (e.g., A-/Baa1 results in Level I status) (2) the ratings differential is two categories, the rating which falls between them shall apply (e.g., A-/Baa2, then the rate would be based on Level II status) or (3) the ratings differential is more than two category, the rate shall be determined by reference to the category next above that of the lower of the two ratings (e.g., A-/Baa3, then the rate would be based on Level III status). If the Borrower is not rated by either Moody's or S&P, then the rate shall be established by reference to Level V.

      If the rating system of Moody's or S&P shall change, or if either rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower, the Lenders and the Administrative Agent shall negotiate in good faith to amend this Schedule to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin and the Applicable Percentage shall be determined by reference to the rating most recently in effect prior to any such change or cessation. If after a reasonable time the parties cannot agree to a mutually acceptable

                                 Schedule 4.5(b)
amendment, the Applicable Margin and the Applicable Percentage shall be determined by reference to Level V.

                                  Schedule I-2

                                   SCHEDULE II

                               COMMITMENT AMOUNTS

           LENDER                               COMMITMENT AMOUNT              PRO RATA SHARE
------------------------------------            -----------------              --------------
SunTrust Bank                                    $  262,500,000                 23.863636363%

Citicorp North America, Inc.                        262,500,000                 23.863636363%

Harris Nesbitt Financing, Inc.                      125,000,000                 11.363636364%

UBS Loan Finance, LLC                               125,000,000                 11.363636364%

Wachovia Bank, National Association                 125,000,000                 11.363636364%

PNB Paribas                                         125,000,000                 11.363636364%

The Royal Bank of Scotland Plc                       75,000,000                  6.818181818%
                                                 --------------                 ------------
                                                 $1,100,000,000                 100.00000000%

                                 Schedule 4.5(b)

                                                                 SCHEDULE 4.5(b)

                              ENVIRONMENTAL MATTERS

NONE

                                 Schedule 4.5(b)

                                                                   SCHEDULE 4.14

                                  SUBSIDIARIES

SUBSIDIARY OF BORROWER

     Name of Subsidiary                   Jurisdiction of Incorporation or Organization                      Type of Entity
     ------------------                   ---------------------------------------------                      --------------
Northern Border Intermediate
Limited Partnership                                      Delaware                                          limited partnership

SUBSIDIARIES OF INTERMEDIATE PARTNERSHIP

        Name of Subsidiary               Jurisdiction of Incorporation or Organization                   Type of Entity
        ------------------               ----------------------------------------------                  --------------
Northern Border Pipeline                                   Texas                                       general partnership
Company

Crestone Energy Ventures, L.L.C.                          Delaware                                  limited liability company

Bear Paw Investments, LLC                                 Delaware                                  limited liability company

Black Mesa Pipeline Operations, L.L.C.                    Delaware                                  limited liability company

Border Midstream Services, Ltd.                       Alberta, Canada                                      corporation

Border Midwestern Company                                 Delaware                                         corporation

Border Minnesota Pipeline, LLC                            Delaware                                  limited liability company

ONEOK Gas Storage, L.L.C.                                Okalahoma                                  limited liability company

Mid-Continent Market Center, L.L.C.                        Kansas                                   limited liability company

                                  Schedule 4.14

ONEOK Gas Gathering, L.L.C.                             Oklahoma                                  limited liability company

ONEOK Hydrocarbon, L.L.C.                               Delaware                                  limited liability company

ONEOK Midstream Gas Supply, L.L.C.                      Oklahoma                                  limited liability company

ONEOK Field Services Company, L.L.C.                    Oklahoma                                  limited liability company

ONEOK Gas Transportation, L.L.C.                        Oklahoma                                  limited liability company

ONEOK Sayre Storage Company, L.L.C.                     Delaware                                  limited liability company

ONEOK Transmission Company, L.L.C.                      Delaware                                  limited liability company

OkTex Pipeline Company, L.L.C.                          Delaware                                  limited liability company

ONEOK Gas Storage Holdings, L.L.C.                      Delaware                                  limited liability company

SUBSIDIARIES OF BEAR PAW INVESTMENTS, LLC

      Name of Subsidiary                  Jurisdiction of Incorporation or Organization                  Type of Entity
      ------------------                  ---------------------------------------------                  --------------
Bear Paw Energy, LLC                                      Delaware                                  limited liability company

Brown Bear Enterprises, LLC                               Delaware                                  limited liability company

SUBSIDIARIES OF BEAR PAW ENERGY, LLC

        Name of Subsidiary                  Jurisdiction of Incorporation or Organization                      Type of Entity
        ------------------                  ---------------------------------------------                      --------------
Bear Paw Processing Company (Canada) Ltd.                       Canada                                            corporation

                                  Schedule 4.14

SUBSIDIARIES OF BLACK MESA HOLDINGS, INC.

    Name of Subsidiary                      Jurisdiction of Incorporation or Organization                      Type of Entity
    ------------------                      ---------------------------------------------                      --------------
Black Mesa Pipeline, Inc.                                  Delaware                                              corporation

SUBSIDIARIES OF CRESTONE ENERGY VENTURES, L.L.C.

     Name of Subsidiary                        Jurisdiction of Incorporation or Organization                   Type of Entity
     ------------------                        ---------------------------------------------                   --------------
Crestone Powder River, L.L.C.                                   Delaware                                  limited liability company

Crestone Wind River, L.L.C.                                     Delaware                                  limited liability company

Crestone Bighorn, L.L.C.                                        Delaware                                  limited liability company

Crestone Gathering Services, L.L.C.                             Delaware                                  limited liability company

SUBSIDIARIES OF BORDER MIDWESTERN COMPANY

       Name of Subsidiary                     Jurisdiction of Incorporation or Organization                    Type of Entity
       ------------------                     ---------------------------------------------                    --------------
Midwestern Gas Transmission Company                             Delaware                                         corporation

Midwestern Gas Marketing Company                                Delaware                                         corporation

Border Viking Company                                           Delaware                                         corporation

Black Mesa Technologies, Inc.                                   Oklahoma                                         corporation

Black Mesa Holdings, Inc.                                       Delaware                                         corporation

                                  Schedule 4.14

SUBSIDIARIES OF BORDER VIKING COMPANY

         Name of Subsidiary                        Jurisdiction of Incorporation or Organization              Type of Entity
Viking Gas Transmission Company                                        Delaware                                  corporation

SUBSIDIARIES OF ONEOK HYDROCARBON, L.L.C.

         Name of Subsidiary                            Jurisdiction of Incorporation or Organization           Type of Entity
         ------------------                            ---------------------------------------------           --------------
Chisholm Pipeline Holdings, L.L.C.                                        Delaware                       limited liability company

ONEOK Hydrocarbon Holdings, L.L.C.                                        Delaware                       limited liability company

ONEOK Underground Storage Company, L.L.C.                                 Kansas                         limited liability company

SUBSIDIARIES OF ONEOK FIELD SERVICES COMPANY, L.L.C.

         Name of Subsidiary                              Jurisdiction of Incorporation or Organization          Type of Entity
         ------------------                              ---------------------------------------------          --------------
ONEOK Bushton Processing, L.L.C.                                           Delaware                        limited liability company

ONEOK VESCO Holdings, L.L.C.                                               Delaware                        limited liability company

SUBSIDIARIES OF ONEOK HYDROCARBON HOLDINGS, L.L.C.

       Name of Subsidiary                              Jurisdiction of Incorporation or Organization          Type of Entity
       ------------------                              ---------------------------------------------          --------------
ONEOK Hydrocarbon GP, L.L.C.                                            Delaware                           limited liability company

ONEOK Texas Gas Storage, LP.                                            Texas                              limited partnership

ONEOK NGL Pipeline, LP.                                                 Delaware                           limited partnership

ONEOK Hydrocarbon LP.                                                   Delaware                           limited partnership

ONEOK MB I, LP.                                                         Delaware                           limited partnership

                                  Schedule 4.14

SUBSIDIARIES OF ONEOK HYDROCARBON GP, L.L.C.

         Name of Subsidiary                   Jurisdiction of Incorporation or Organization                      Type of Entity
         ------------------                   ---------------------------------------------                      --------------
ONEOK Hydrocarbon Southwest, L.L.C.                             Delaware                                   limited liability company

SUBSIDIARIES OF ONEOK GAS STORAGE HOLDINGS, L.L.C.

         Name of Subsidiary                   Jurisdiction of Incorporation or Organization                      Type of Entity
         ------------------                   ---------------------------------------------                      --------------
ONEOK WesTex Transmission, LP.                                  Delaware                                       limited partnership

SUBSIDIARIES OF ONEOK MB I, LP.

         Name of Subsidiary                   Jurisdiction of Incorporation or Organization                      Type of Entity
         ------------------                   ---------------------------------------------                      --------------
Mont Belvieu I Fractionation Facility                           Texas                                             Joint venture

                                  Schedule 4.14

                                                                    SCHEDULE 7.2

                                 EXISTING LIENS

NONE

                                  Schedule 7.2

                                                                    SCHEDULE 7.4

                              EXISTING INVESTMENTS

                               Investments                                         Percentage Owned
                               -----------                                         ----------------
Bighorn Gas Gathering, L.L.C., a Delaware limited liability company         49% (common membership interest)

Fort Union Gas Gathering, L.L.C., a Delaware limited liability company      37.04%

Lost Creek Gathering L.L.C., a Delaware limited liability company           35%

Guardian Pipeline, L.L.C., a Delaware limited liability company             33 1/3%

Black Mesa Technologies Services, L.L.C. a Oklahoma limited liability       50%
company

China Pipeline Holdings, Ltd                                                0.81%
(entity may be dissolved)

Sycamore Gas System, a Oklahoma general partnership                         48.45%

Potato Hills Gas Gathering System, a Oklahoma general partnership           50%

Fox Plant, L.L.C.. a Delaware limited liability company                     50%

Chisholm Pipeline Company, a Delaware corporation                           50%

Venice Energy Services Co., L.L.C., a Delaware limited liability company    10.1765%

See Schedule 4.14 for Subsidiaries

                                  Schedule 7.4

                                                                    SCHEDULE 7.7

                          TRANSACTIONS WITH AFFILIATES

Operating Agreement dated as of February 28, 1980 between Northern Border Pipeline Company and Northern Plains Natural Gas Company, LLC as amended, modified or supplemented from time to time.

Operating Agreement dated as of May 1, 2001 between Midwestern Gas Transmission Company and Northern Plains Natural Gas Company, LLC as amended, modified or supplemented from time to time.

Operating Agreement dated as of January 17, 2003 between Viking Gas Transmission Company and Northern Plains Natural Gas Company, LLC as amended, modified or supplemented from time to time.

Operating Agreement effective April 5, 2004 between Guardian Pipeline, L.L.C. and Northern Plains Natural Gas Company, LLC as amended, modified or supplemented from time to time.

Administrative Services Agreement dated as of October 1, 1993 between Borrower, Guarantor and NBP Services, LLC, as amended, modified or supplemented from time to time which is to be terminated effective with the OKE Acquisition.

Services Agreement to be entered into effective with the OKE Acquisition with ONEOK, Inc. Northern Plains Natural Gas Company, LLC, NBP Services, L.LC, the Borrower and the Guarantor for services including but not limited to executive officers, legal services, accounting, human resources and benefits, information technology, insurance and risk management, general operations and maintenance, purchasing, inventory control, gas supply services, marketing, pipeline control, right of way management, general operations and maintenance, measurement, engineering, contract administration, SEC reporting, day-to-day supervisory and administrative services, planning support, budgeting supporting, technical, treasury services, tax and internal audit services, systems and other services required to be provided pursuant to the Partnership Agreement and Intermediate Partnership Agreement and effective with the OKE Acquisition

Operations agreement between ONEOK Transmission Company and Texas Gas Service, a Division of ONEOK, Inc dated July 1, 2005.

                                  Schedule 7.7